                                                                   EXHIBIT 10.36

                              [MERRILL LYNCH LOGO]

                                 LOAN AGREEMENT

                           FOR A LOAN IN THE AMOUNT OF

                                   $62,500,000

                               MADE BY AND BETWEEN

                              AHC PURCHASER, INC.,
                             A DELAWARE CORPORATION

                                  AS "BORROWER"

                                       AND

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                             A DELAWARE CORPORATION
                      222 NORTH LASALLE STREET - 18TH FLOOR
                             CHICAGO, ILLINOIS 60601

                                   AS "LENDER"

              A PORTFOLIO OF TWENTY-ONE ASSISTED LIVING FACILITIES

                         Dated as of December 31, 2004

                                TABLE OF CONTENTS

ARTICLE 1 INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES................................................      2

      1.1   Incorporation of Recitals......................................................................      2
      1.2   Incorporation of Exhibits and Schedule.........................................................      2
      1.3   Definitional Provisions........................................................................      2

ARTICLE 2 LOAN AND LOAN DOCUMENTS..........................................................................      2

      2.1   Conditions Precedent...........................................................................      2
      2.2   Loan Documents.................................................................................      2
      2.3   Disbursements..................................................................................      3
      2.4   Term of the Loan...............................................................................      3
      2.5   Prepayments....................................................................................      4
      2.6   Interest.......................................................................................      4
      2.7   Monthly Payments...............................................................................      4
      2.8   Exit Fee.......................................................................................      5
      2.9   Default Interest and Late Charge...............................................................      6

ARTICLE 3 FINANCIAL REPORTING COVENANTS....................................................................      6

      3.1   Financial Information Reporting................................................................      6
      3.2   Financial Information Form and Examination.....................................................      7

ARTICLE 4 OPERATIONAL AND OTHER COVENANTS..................................................................      8

      4.1   Leasing and Operational Covenants..............................................................      8
      4.2   Other Borrower Covenants.......................................................................     12
      4.3   Authorized Representative......................................................................     19
      4.4   Health Care Matters............................................................................     19

ARTICLE 5 BORROWER'S REPRESENTATIONS AND WARRANTIES........................................................     24

      5.1   Borrower's Representations and Warranties......................................................     24

ARTICLE 6 ENVIRONMENTAL MATTERS............................................................................     29

      6.1   Environmental Representations and Warranties...................................................     29
      6.2   Environmental Covenants........................................................................     30
      6.3   Right of Entry and Disclosure of Environmental Reports.........................................     31
      6.4   Environmental Indemnitor's Remedial Work.......................................................     32
      6.5   Environmental Indemnity........................................................................     32
      6.6   Remedies Upon an Environmental Default.........................................................     33
      6.7   Unconditional Environmental Obligations........................................................     34
      6.8   Assignment of Environmental Obligations Prohibited.............................................     34
      6.9   Indemnification Separate from the Loan.........................................................     34
      6.10  Further Security...............................................................................     35

ARTICLE 7 CASUALTIES AND CONDEMNATION......................................................................     36

      7.1   Lender's Election to Apply Insurance Proceeds on Indebtedness..................................     36
      7.2   Borrower's Obligation to Rebuild and Use of Insurance Proceeds Therefor........................     36

ARTICLE 8 EVENTS OF DEFAULT AND REMEDIES...................................................................     37

      8.1   Events of Default..............................................................................     37
      8.2   Remedies Conferred Upon Lender.................................................................     39

ARTICLE 9 LOAN EXPENSE, COSTS AND ADVANCES.................................................................     40

      9.1   Loan and Administration Expenses...............................................................     40
      9.2   Right of Lender to Make Advances to Cure Borrower's Defaults...................................     40
      9.3   Increased Costs................................................................................     41
      9.4   Borrower Withholding...........................................................................     41
      9.5   Document and Recording Tax Indemnification.....................................................     41

ARTICLE 10 ASSIGNMENTS BY LENDER AND DISCLOSURE............................................................     42

      10.1  Assignments and Participations.................................................................     42
      10.2  Disclosure of Information......................................................................     42

ARTICLE 11 GENERAL PROVISIONS..............................................................................     43

      11.1  Captions.......................................................................................     43
      11.2  Waiver of Jury Trial...........................................................................     43
      11.3  Jurisdiction...................................................................................     43
      11.4  Governing Law..................................................................................     44
      11.5  Lawful Rate of Interest........................................................................     44
      11.6  Modification; Consent..........................................................................     45
      11.7  Waivers; Acquiescence or Forbearance Not to Constitute Waiver of Lender's Requirements.........     45
      11.8  Disclaimer by Lender...........................................................................     46
      11.9  Partial Invalidity; Severability...............................................................     46
      11.10 Definitions Include Amendments.................................................................     47
      11.11 Execution in Counterparts......................................................................     47
      11.12 Entire Agreement...............................................................................     47
      11.13 Waiver of Damages..............................................................................     47
      11.14 Claims Against Lender..........................................................................     47
      11.15 Set-Offs.......................................................................................     48
      11.16 Relationship...................................................................................     48
      11.17 Agents.........................................................................................     48
      11.18 Interpretation.................................................................................     48
      11.19 Successors and Assigns.........................................................................     48
      11.20 Time is of the Essence.........................................................................     49
      11.21 Notices........................................................................................     49
      11.22 Joint and Several Liability....................................................................     50

LIST OF EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Exhibits A-1 - A-21         The Projects

Exhibit B                   Provider Payment/Reimbursement Programs

Exhibit C                   Government Approvals

Exhibit D                   Litigation

Exhibit E                   Insurance Requirements

Exhibit F                   Environmental Documents

Exhibit G                   Violations

Exhibit H                   Intentionally Omitted

Exhibit I                   Deferred Maintenance Items

Exhibit J                   Ownership Chart

Schedule I                  Definitions

Schedule II                 Principal Amortization Schedule

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT ("AGREEMENT") is made as of December 31, 2004, by and between AHC PURCHASER, INC., a Delaware corporation ("BORROWER"), and MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., a Delaware corporation (collectively, with its successors and assigns, "LENDER").

                                    RECITALS

            A. Borrower is or on the closing date will be the owner in fee simple of the land described on Exhibits A-1 through A-21, respectively (the "LAND"). Each described parcel of Land contains improvements generally consisting of an assisted living facility containing approximately the number of beds/units described on Exhibits A-1 through A-21 (collectively, the "IMPROVEMENTS").

            B. Borrower has applied to Lender for a loan in the amount of up to Sixty Two Million Five Hundred Thousand and No/100ths Dollars ($62,500,000.00) (the "LOAN") for refinancing the Projects, and Lender is willing to make the Loan on the terms and conditions hereinafter set forth. The Loan is evidenced by that certain Promissory Note and Consolidated, Amended and Restated Promissory Note of even date herewith made by Borrower in the original principal amount of Sixty Two Million Five Hundred Thousand and No/100ths Dollars ($62,500,000.00) and payable to Lender (the Promissory Note and all amendments thereto and substitutions therefor are hereinafter referred to collectively as the "NOTE"). The terms and provisions of the Note are hereby incorporated by reference, in this Agreement.

            C. Borrower's obligations under the Loan will be secured by, among other items, (i) a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (or document of similar title) of even date herewith (each, a "MORTGAGE" and collectively, the "MORTGAGES") encumbering each Project, (ii) a Security Agreement encumbering Borrower's personal property (the "SECURITY AGREEMENT") granting Lender a first priority security interest in assets of Borrower, (iii) an unconditional guaranty (the "GUARANTY") from Guarantors, (iv) a pledge of stock in Borrower (the "PLEDGE"), (v) the Cash Management Agreements, (vi) the Lockbox Agreements and (vii) the Additional Guaranty. This Agreement, the Note, the Mortgages, the Security Agreement, the Guaranty, the Pledge, the Cash Management Agreements, the Lockbox Agreements, the Additional Guaranty and any other documents evidencing or securing the Loan or executed in connection therewith, and any modifications, renewals and extensions thereof, are referred to herein collectively as the "LOAN DOCUMENTS."

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1
                INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES

1.1   INCORPORATION OF RECITALS.

            The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

1.2   INCORPORATION OF EXHIBITS AND SCHEDULE.

            Exhibits A-1 through J, and Schedules I and II to this Agreement, attached hereto, are incorporated in this Agreement and expressly made a part hereof by this reference.

1.3   DEFINITIONAL PROVISIONS.

            All terms defined in Schedule I of this Agreement or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in the Note, Mortgages, Security Agreements, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement. The word "include(s)" when used in this Agreement and the other Loan Documents means "include(s), without limitation," and the word "including" means "including, but not limited to."

                                   ARTICLE 2
                             LOAN AND LOAN DOCUMENTS

2.1   CONDITIONS PRECEDENT.

            Borrower agrees that Lender's obligation to close the Loan is conditioned upon Borrower's delivery, performance and satisfaction, in Lender's sole discretion, of all items set forth (i) in that certain term sheet dated August 29, 2004 and accepted by Alterra Healthcare Corporation (the "TERM SHEET") and (ii) on that certain Closing Checklist issued with respect to such Term Sheet.

2.2   LOAN DOCUMENTS.

            Borrower agrees that it will, on or before the Closing Date, execute and deliver or cause to be executed and delivered to Lender this Agreement and the other Loan Documents in form and substance acceptable to Lender. In addition, Borrower shall deliver such other documents, instruments or certificates as Lender and its counsel may reasonably require, including such documents as Lender in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the other Loan Documents, and to comply with the laws of the states of Illinois and each state in which a Project is located. Furthermore, Borrower acknowledges that it is obligated to cause its counsel, and counsel for each Guarantor to issue a legal opinion (in form reasonably satisfactory to Lender) for the benefit of Lender.

2.3   DISBURSEMENTS.

            Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, on the Closing Date, Borrower agrees to borrow from Lender and Lender shall disburse to Borrower from the proceeds of the Loan the sum of Sixty Two Million Five Hundred Thousand and No/100ths Dollars ($62,500,000.00) (the "FUNDING AMOUNT").

2.4   TERM OF THE LOAN.

            (a) Unless due and payable sooner pursuant to Section 2.7 or Article 8, all principal, interest and other sums due under the Loan Documents shall be due and payable in full on December 31, 2007 (the "INITIAL MATURITY DATE"), provided that Borrower shall have the right to extend the Maturity Date (the "EXTENSION OPTION") for two additional twelve (12) month terms (each such twelve
(12) month period is hereinafter referred to as an "EXTENSION TERM"), thereby extending the Maturity Date to the twelve (12) or twenty-four (24) month anniversary of the Initial Maturity Date (each, an "EXTENDED MATURITY DATE").

            (b) Borrower may only exercise an Extension Option upon satisfying the following conditions:

            (i) Borrower shall have delivered to Lender written notice of such election no earlier than ninety (90) days and no later than forty-five
      (45) days prior to the Initial Maturity Date or the first Extended Maturity Date, as applicable;

            (ii) Lender shall have received Borrower's and Alterra's current financial statements, certified as correct by Borrower and Alterra, as applicable. There must be no Material Adverse Change in Borrower's or Alterra's financial condition or with respect to any Project;

            (iii) Such notice is accompanied by a non-refundable extension fee equal to $262,500;

            (iv) No Default exists under, and no monetary Default or other material Default has previously occurred under, the Loan Documents or under the Junior Loan Documents;

            (v) The maturity date of the Junior Loan has been (or will be, concurrently with the extension of the Loan) extended to the proposed Extended Maturity Date;

            (vi) Project Yield must be equal to or greater than thirteen percent (13%); and

            (vii) The Debt Service Coverage Ratio is not less than 1.30:1.00 based on the lesser of the trailing twelve (12) or trailing three (3) months ending one month prior to the then scheduled Maturity Date.

2.5   PREPAYMENTS.

            The Loan may not be voluntarily prepaid in full or in part prior to July 1, 2006 (the "LOCKOUT PERIOD"). Thereafter, Borrower shall have the right to make prepayments of the Loan, in whole, but not in part, at any time provided Borrower (a) gives Lender at least seven (7) days' prior written notice, (b) pays all accrued and unpaid interest, (c) pays the Exit Fee due hereunder, and
(d) pays all other fees and costs due from Borrower to Lender including any attorneys' fees and disbursements incurred by Lender as a result of the prepayment. In the event Lender declares the Loan immediately due and payable at a time when an Exit Fee would be due, or during the Lockout Period, such Exit Fee shall be paid upon any tender of payment at any time or upon acceleration of the Loan or foreclosure of the Mortgage. Notwithstanding the foregoing to the contrary, Borrower shall have the right to prepay the Loan in full, but not in part, during the Lockout Period provided that such prepayment occurs solely in connection with a Transfer (other than a Permitted Transfer) to which Lender has refused to consent (a "LOCKOUT TRANSFER"), and upon payment to Lender of the Exit Fee.

            Notwithstanding any of the foregoing to the contrary, in no event whatsoever may Borrower prepay the Loan unless the Junior Loan and all other amounts payable under the Junior Loan Documents (including any exit fee) are paid in full concurrently therewith.

2.6   INTEREST.

            Provided that no Event of Default exists, the principal amount of the Loan outstanding from time to time shall bear interest until paid at a floating rate per annum equal to three and six-hundred forty-two thousandths percent (3.642%) plus the Base Rate (the aggregate rate referred to as the "INTEREST RATE"). In addition, if at any time the Combined Interest Rate is less than six percent (6.0%), then, during such time, the principal amount of the Loan outstanding from time to time shall bear additional interest (the "ADDITIONAL INTEREST") until paid at a rate equal to the rate necessary to cause the Combined Interest Rate as determined by Lender to equal six percent (6%). Interest shall be calculated based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

2.7   MONTHLY PAYMENTS.

            Commencing on February 1, 2005, Borrower shall pay (a) interest computed on the outstanding principal balance of the Loan at the Interest Rate monthly in arrears plus (b) Additional Interest, if any, plus (c) a monthly principal amortization payment in the amount set forth on Schedule II attached hereto on the first (1st) day of each month.

            Commencing on January 1, 2008 and continuing on the first day of each month thereafter until all amounts due under the Loan Documents are repaid, if Project Yield for any calendar month (measured on a trailing six month basis) is less than fourteen percent (14.0%), then in addition to any payments due as described elsewhere in this Section 2.7, Borrower shall make monthly payments to Lender in an amount equal to Senior Lender's Percentage of Excess Cash Flow. Provided, however, that if Project Yield (measured on a trailing six month basis) for any calendar month is equal to or greater than fourteen percent (14%), then payments of Excess Cash Flow shall be suspended with respect to such month. All payments of Excess Cash Flow shall be applied to reduce the outstanding principal balance of the Loan. Payment of Senior Lender's Percentage of Excess Cash Flow due the first (1st) day of a month shall be an amount equal to Senior Lender's Percentage of Excess Cash Flow for the month which is two months in arrears (for example, on June 1st, a monthly payment equal to the Senior Lender's Percentage of Excess Cash Flow for the month of April shall be due).

            Monthly payments of interest, amortization and, if applicable, Excess Cash Flow and Additional Interest, due to Lender as described in this
Section 2.7 shall be paid to Lender by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower in the Automated Clearing House debit authorization executed by Borrower in connection with this Agreement; and shall be effective upon receipt. Borrower shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrower.

2.8   EXIT FEE.

            (a) Upon the repayment of the Loan (whether at Maturity Date or at any other date) or upon the acceleration of the Loan by Lender as provided herein, Borrower will pay to Lender an exit fee equal to the amount set forth below for the respective period in which such payment or acceleration occurs (the "EXIT FEE"). The Exit Fee shall be deemed to be earned upon the execution of this Agreement.

       PERIOD IN WHICH LOAN IS REPAID
               OR ACCELERATED                                     EXIT FEE
-------------------------------------------    ----------------------------------------------
On or prior to June 30, 2006                   The sum of (i) $1,875,000 plus (ii) unless the
                                               Loan is being prepaid in full in connection
                                               with a Lockout Transfer, an amount equal to
                                               the amount of interest (including Additional
                                               Interest) that would have accrued during the
                                               remainder of the Lockout Period from and
                                               after the date of payment (as estimated by
                                               Lender in good faith)

On or after July 1, 2006 and on or prior to
December 31, 2006                              $1,875,000.00

On or after January 1, 2007                    $937,500.00

            (b) In the event that Borrower refinances the Loan and Junior Borrower refinances the Junior Loan with a loan or loans from Lender, Lender will waive the payment of $362,500.00 of the Exit Fee otherwise due at the time of the repayment of the Loan from the proceeds of such refinance. There is no obligation by Lender to provide a loan or even a quote thereon (either based on the then-existing market rates or otherwise). Any such Loan shall be on terms mutually acceptable to the parties thereto in their sole discretion. Lender has no obligation to provide any partial waiver or discount of the Exit Fee in any other circumstances.

2.9   DEFAULT INTEREST AND LATE CHARGE.

            (a) So long as an Event of Default remains outstanding, interest shall accrue at a rate per annum equal to five percentage points (500 basis points) in excess of the Interest Rate otherwise applicable on each outstanding advance of the Loan, but shall not at any time exceed the highest rate permitted by law (the "DEFAULT RATE").

            (b) If payments of principal, interest due on the Loan (including Additional Interest), or any other amounts due hereunder or per the Note or the other Loan Documents are not timely made and remain overdue for a period of five
(5) days, Borrower, without notice or demand by Lender, promptly shall pay an amount (the "LATE CHARGE") equal to five percent (5%) of each delinquent payment.

                                   ARTICLE 3
                          FINANCIAL REPORTING COVENANTS

3.1   FINANCIAL INFORMATION REPORTING.

            (a) Monthly Information. Within twenty (20) days following the end of each month, Borrower shall deliver to Lender: (i) monthly unaudited operating cash flow statements for the Projects, certified as true, complete and correct by Alterra showing actual sources and uses of cash during the preceding month and fiscal year-to-date, in comparison to the same month and year-to-date for the prior fiscal year, (ii) a current revenue journal (including monthly delinquency reports and a monthly schedule of delinquency receipts and payments), (iii) a summary of all resident move-in and move-out activity then taking place with respect to the Projects, and (iv) such other information as Lender may reasonably request. Within twenty (20) days after the end of every calendar month during the term of the Loan, Borrower shall deliver to Lender (i) a statement and report, on a form approved by Lender in its sole and absolute discretion, detailing Borrower's calculation of Revenue and

Net Cash Flow for such month, and (ii) if requested by Lender, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such month as Lender shall reasonably require) evidencing the propriety of the deductions from revenues in determining such Net Cash Flow.

            (b) Quarterly Information. Borrower shall deliver to Lender certified quarterly financial statements (including, balance sheet, an income statement and a statement of cash flows) of Borrower within thirty (30) days after the end of each calendar quarter. Borrower shall cause Alterra and each other Master Tenant to provide Lender with their respective quarterly financial statements certified by such Person (or by Alterra) on or before the thirtieth
(30th) day after each fiscal quarter of such Person.

            (c) Annual Information. Prior to the Closing Date, Borrower shall deliver to Lender each Project's updated annual operating budget for the first fiscal year. No later than three (3) Business Days after approval by Alterra's board of directors but in no event later than the end of each fiscal year of Borrower, Borrower shall deliver to Lender each Project's updated annual operating budget for the following fiscal year. Within ninety (90) days after the end of each calendar year, Borrower shall deliver or cause to be delivered to Lender annual financial statements (including, balance sheet, an income statement and a statement of cash flows). Borrower shall cause Alterra to provide Lender with its (i) annual Federal Income Tax Returns within ten (10) days after timely filing thereof, and (ii) annual audited financial statements within ninety (90) days after each fiscal year of Alterra.

            (d) The information described in this Section 3.1 or elsewhere in the Loan Documents as it pertains to the Projects shall not be limited in any respect to Borrower's interest in the Projects, but shall include all information described with respect to the Projects as if Borrower owned and operated each Project, without any Master Lease or Management Agreement existing. Borrower shall cause each Master Tenant and Manager to cooperate to provide to Lender such information as is described in this Section 3.1 or elsewhere in the Loan Documents in a timely manner.

3.2   FINANCIAL INFORMATION FORM AND EXAMINATION.

            All financial statements to be provided to Lender as described herein shall be in a format approved in writing by Lender in Lender's reasonable discretion, in accordance with generally accepted accounting principles prepared on a consistent basis (and with respect to annual financial statements of Alterra, such statements shall be audited by an independent certified public accountant reasonably acceptable to Lender), which fairly present the financial condition(s) as of the date(s) indicated. Each financial statement shall be certified as true, complete and correct by its preparer and by Borrower or, in the case of Alterra's financial statements, by Alterra. Borrower shall, and shall cause Alterra and each other Master Tenant to, provide such additional financial information as Lender reasonably requires. Borrower shall, and shall cause each Master Tenant (as it pertains to the Projects) to, during regular business hours, permit or cause to permit Lender or any of Lender's representatives (including an independent firm of certified public accountants) to have access to and examine all of the books and records regarding Borrower and Master Tenant (as it pertains to the Projects), Stockholder and/or any Guarantor and the development and operation of the Projects, subject to any applicable government laws or regulations (including HIPAA) pertaining to resident medical information. The costs and expenses of the examination shall be paid by Borrower if (i) the examination discloses a monetary variance in any financial information or computation submitted by Borrower, any Master Tenant or Guarantors equal to or greater than the greater of: (A) five percent (5%); or
(B) (1) if at a Project level, $5,000.00; or (2) if at the Borrower level, an amount equal to $5,000.00 times the number of Projects; or (3) if at the Guarantor level, $400,000.00, (ii) such inspection is done as the result of a failure to provide Lender with the financial statements and reporting required herein. Borrower shall within ten (10) days after Lender's request, furnish Lender with a written statement, duly acknowledged, setting forth the sums according to Borrower's books and records owed by Borrower under the Loan Documents and any right of set-off, counterclaim or other defense that exists against such sums and Borrower's obligations under the Loan Documents.

                                   ARTICLE 4
                         OPERATIONAL AND OTHER COVENANTS

4.1   LEASING AND OPERATIONAL COVENANTS.

            (a) Leasing Restrictions. Without the prior written consent of Lender, Borrower shall not and shall not permit Master Tenant to (i) enter into any non-residential Leases, (ii) modify the form of Lease previously approved by Lender, (iii) modify, amend or terminate any non-residential Lease, (iv) accept any rental payment in advance of its due date or (v) enter into any ground lease of any Project; provided, however, that clauses (i) and (ii) of this Section 4.1(a) shall not apply to subleases of space at a Project for use as a beauty salon, barbershop, commissary, concessions or other services in the ordinary course of business which can be terminated by Borrower or Master Tenant on 30 days' notice without extra fee or penalty and are for a maximum of 500 square feet ("SERVICES SUBLEASES"). Borrower shall provide Lender with a copy of all non-residential Leases, other than Services Subleases, no less than ten (10) days prior to execution of such Leases by Borrower or Master Tenant, and such Leases shall be on the form of lease previously approved by Lender (if such form lease does not already contain such a provision, Borrower and Master Tenant shall add an automatic attornment provision to such form lease whereby in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its lease in the event of such foreclosure). If Lender consents to any new non-residential Lease or the modification or renewal of any existing non-residential Lease (or if Borrower or Master Tenant enters into or modifies a non-residential Lease that does not require Lender's prior consent thereto), at Lender's request, Borrower shall or shall cause Master Tenant to cause the Tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Lender. Borrower shall and shall cause Master Tenant to provide Lender with a copy of the fully executed original of all non-residential Leases, other than Services Subleases, promptly following their execution. Borrower will not enter into, and will not permit Master Tenant to enter into, any residential Leases for a term of more than one (1) year and all such residential Leases shall be at market rates on the form previously approved by Lender without material modification. Upon request from time to time, Borrower shall deliver to Lender copies of all Services Subleases.

            (b) Defaults Under Leases. Borrower will not suffer or permit any breach or default to occur in any of Borrower's or Master Tenant's obligations under any of the Leases (including the Master Leases) nor suffer or permit the same to terminate by reason of any failure of Borrower or Master Tenant to meet any requirement of any Lease (including any Master Lease). Borrower shall notify Lender promptly in writing in the event a non-residential Tenant commits a material default under a Lease other than Services Subleases or in the event that Master Tenant commits a default under any Master Lease.

            (c) Management Contracts. Borrower shall not change or permit the change of the manager of any NY Project currently subject to a Management Agreement or enter into, modify, amend, terminate or cancel (or permit such action with respect to) any Management Agreement for any Project or agreements with lenders or brokers, without the prior written approval of Lender. Borrower shall cause the NY Projects currently subject to a Management Agreement at all times to be managed by Manager pursuant to a Management Agreement satisfactory to Lender, subject to applicable regulatory requirements.

            (d) Furnishing Notices.

            (i) Borrower shall provide Lender with (or cause Lender to be provided with) copies of all material notices pertaining to Borrower, Holding, Junior Borrower, Manager (with respect to a Project), each Master Tenant (with respect to a Project), Guarantor (with respect to a Project), or a Project received by Borrower, Holding, Junior Borrower, a Manager, a Master Tenant or a Guarantor from Borrower, Holding, Junior Borrower, a Manager, a Master Tenant, a Tenant, a Guarantor, any Governmental Authority or insurance company within seven (7) days after such notice is received, other than survey reports or other survey deficiency notices from any Governmental Authority, notice of which shall be provided to Lender as set forth in clause (iii) below, and other than the matters referenced in clause (ii) below (as to which clause (ii) shall control).

            (ii) Borrower shall promptly provide Lender with (or cause Lender to be promptly provided with) written notice of any litigation, arbitration, or other proceeding or governmental investigation (including as a result of any survey results or inspection reports from any Governmental Authority) pending, or to Borrower's, a Master Tenant's, a Guarantor's, Junior Borrower's, Holding's or a Manager's knowledge, threatened in writing against or relating to Borrower, a Master Tenant, a Manager, any Guarantor, Holding or Junior Borrower, or any Project; provided, that with respect to any such litigation, arbitration or other proceeding relating solely to (A) a monetary claim for specified damages of less than $250,000 in aggregate arising out of all related claims, or (B) a monetary claim for unspecified damages other than a claim relating to wrongful death or patient/resident abuse, each of which claim for such specified or unspecified damages is covered in its entirety by insurance (and as to which the insurance carrier has not tendered a defense to coverage), Borrower shall not be required to provide notice (written or otherwise) of such claim.

            (iii) Borrower shall deliver to Lender (or cause to be delivered to Lender) (i) within (30) days after the end of each calendar quarter, a Detail Survey Report for each Project in the form provided to Lender on or prior to the date hereof generated by the survey tracking system employed by a Master Tenant or Manager, as applicable, on the date hereof or other comparable report, (ii) within three (3) Business Days after (a) the notice of a revocation or suspension of a license at any Project, (b) notice of a ban on new admissions at any Project, (c) notice of the reduction in the licensure category at any Project to a provisional or probationary license or (d) notice of a fine or monetary penalty at any Project in excess of $5000 (a "MAJOR MONETARY CITATION"), (the matters in (a-d) are referred to collectively, as a "REPORTABLE EVENT") is reported to the national office of Alterra, written notice of such Reportable Event, (iii) promptly after receipt by Borrower, a Master Tenant or a Manager a copy of each notice of termination under any license or permit necessary for the operation of the Project substantially as it operates on the date hereof; and in the case of clauses (i), (ii) and (iii), promptly provide such further information as Lender may request with respect to the matters reported pursuant to such clauses. Notwithstanding anything contained in this Section 4.1(a) to the contrary, Borrower shall in all cases deliver (or cause to be delivered) written notice of any Reportable Event to Lender within ten (10) Business Days (or within thirty (30) calendar days in the case of Major Monetary Citation) after delivery of written notice of such Reportable Event to any Project or to any regional director or residence director. In addition, Borrower shall, and shall cause each Manager and Master Tenant to, promptly provide such other information as to the regulatory and legal compliance of each of the Projects as Lender may reasonably request from time to time and which such Person is legally able to provide.

            (iv) Borrower shall promptly provide Lender with prior written notice of any (and a statement detailing all) capital or other equity contributions to Borrower.

            (e) Alterations. Without the prior written consent of Lender, Borrower shall not make or permit to be made any material alterations to any Project.

            (f) Cash Distributions. At any time an Event of Default exists, Borrower shall not make any distributions or payment of any kind to shareholders or Affiliates of Borrower.

            (g) Condominium Agreements. Borrower shall not amend, modify or terminate, or permit the amendment, modification or termination of any condominium association declaration, master deed or similar agreement affecting any portion of any Project.

            (h) Master Leases. Borrower shall not modify, amend, terminate or cancel, or grant any waivers or forbearance with respect to, or consents or approvals under, any Master Lease, without the prior written approval of Lender.

            (i) Replacement Reserve. At the time of and in addition to the monthly installments of interest, and if applicable, principal due under the Note and this Agreement, Borrowers shall pay to Lender an amount equal to the product of Thirty and No/100ths Dollars ($30.00) multiplied by the number of beds in the Projects (the "REPLACEMENT RESERVE"). Funds in the Replacement Reserve will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender), may be commingled with the general funds of Lender, and these sums shall not be deemed to be held in trust for the benefit of Borrower. Lender shall not be obligated to pay interest on the funds in the Replacement Reserve. On the Maturity Date, the monies then remaining on deposit with Lender shall, at Lender's option, be applied against the Indebtedness or if no Event of Default is continuing, returned to Borrower. So long as there is no continuing Event of Default, Borrower may request Lender to disburse funds from the Replacement Reserve (which request will include a reasonably detailed description of the capital expenditures at a Project which Borrower intends to pay for with such funds), which request shall not be unreasonably denied by Lender. If requested by Lender, each disbursement request will be accompanied by copies of invoices, lien waivers and other evidence reasonably required by Lender. Borrower hereby grants Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrower shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness.

            (j) Compliance With Laws. Borrower, Master Tenant, Manager (as it relates to the Projects) and the Projects shall comply in all material respects with all applicable requirements (including applicable Laws, condominium agreements, declarations, or master deeds) of any condominium or similar association or Governmental Authority having jurisdiction over Borrower, Manager, Master Tenant or any Project including all building, zoning, density, land use, covenants, conditions and restrictions, subdivision requirements (including parcel maps and environmental impact and other environmental requirements), quality and safety standards, accreditation standards and requirements of the applicable state department of health or other applicable state regulatory agency (each a "STATE REGULATOR"), quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting, whether now existing or later to be enacted or promulgated and whether foreseen or unforeseen.

            (k) Use of Projects; No Conversion. Unless required by applicable Law, Borrower shall not permit changes in the use of any Project from that of the time this Agreement was executed. Borrower shall neither initiate nor acquiesce in a change in the plat of subdivision, or zoning classification or use of any Project without Lender's prior written consent nor shall it grant any encumbrances or easements burdening any Project. Borrower shall not convert, nor permit or take any preliminary action which could lead to, any Project or any portion thereof after the Closing Date being converted to condominium or cooperative form of ownership.

            (l) No Commingling of Funds. Borrower shall not commingle nor shall it permit Master Tenant or Manager to commingle the funds related to the Projects with funds from any other property other than as permitted by the Cash Management Agreements.

            (m) Maintenance and Preservation of the Projects. Borrower shall keep the Projects in good condition and repair and if all or part of any Project becomes damaged or destroyed, Borrower shall promptly and completely repair and/or restore such Project in a good and workmanlike manner in accordance with sound building practices, regardless of whether Lender agrees to disburse Insurance Proceeds or other sums to pay costs of the work of repair or reconstruction under Article 7 hereof. Borrower shall not commit or allow waste or permit impairment or deterioration of any Project. Borrower shall perform such acts to preserve the value of the Projects and Borrower shall not abandon any Project.

4.2   OTHER BORROWER COVENANTS.

            Borrower further covenants and agrees as follows:

            (a) Loan Closing. All conditions precedent to the closing of the Loan shall be complied with on or prior to the Closing Date. If such conditions are not complied with as of the Closing Date, Lender may terminate Lender's obligation to fund the Loan by written notice to Borrower.

            (b) Prohibition of Assignments and Transfers by Borrower.

            (i) Generally. Borrower shall not assign or attempt to assign its rights under this Agreement and any purported assignment shall be void. Without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion, Borrower shall not suffer or permit (a) the termination of any existing Management Agreement or Master Lease or any change in the Manager or Master Tenant thereunder with respect to any Project, or (b) any Transfer. Notwithstanding the foregoing, Permitted Transfers shall be permitted with ten (10) days prior written notice to Lender. In addition, if Alterra fails to continue to Control (i) the day to day management and operation of Borrower's business and (ii) all material business decisions (including a sale or refinance) for Borrower during the term of the Loan, then Lender may, at Lender's option, declare the Loan to be immediately due and payable, and Lender may invoke any remedies permitted by the Loan Documents.

            (ii) Transfers Prohibited by ERISA. In addition to the prohibitions set forth in Section 4.2(b)(i), above, Borrower shall not engage in or permit a Transfer that would constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code. Borrower agrees to unwind any such Transfer upon notice from Lender or, at Lender's option, to assist Lender in obtaining such prohibited transaction exemption(s) from the United States Pension and Welfare Benefits Administration with respect to such Transfer as are necessary to remedy such prohibited transactions. In addition to its general obligation to indemnify Lender under Section 4.2(k), Borrower shall reimburse Lender for any Expenses incurred by Lender to obtain any such prohibited transaction exemptions. Borrower's obligations under this Section 4.2(b)(ii) shall survive the expiration of this Agreement and the other Loan Documents.

            (c) Mechanics' Liens and Contest Thereof. Borrower will not suffer or permit any mechanics' lien claims to be filed or otherwise asserted against any Project and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower shall have the right to contest in good faith and with reasonable diligence the validity of any such lien or claim provided that Borrower notify Lender of its desire to do so in writing and posts a statutory lien bond that removes such lien from title to the applicable Project within twenty (20) days of the earlier of written notice by Borrower to Lender of the existence of such lien or written notice by Lender to Borrower of the existence of the lien. Lender will not be required to make any further disbursements of the proceeds of the Loan until any mechanics' lien claims have been removed and Lender may, at its option, restrict disbursements to reserve sufficient sums to pay 150% of all such lien claims. In the event Borrower shall fail to discharge any such lien or fails to prosecute such contest as set forth above, Lender may, at its election in its sole discretion, cause such lien to be satisfied and released or otherwise provide security to the Title Insurer to indemnify over such lien, and any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursement of the proceeds of the Loan hereunder owing to Lender by Borrower. In settling, compromising or discharging any claims for lien, Lender shall not be required to inquire into the validity or amount of any such claim.

            (d) Renewal of Insurance. Borrower shall timely pay (or cause to be paid) all premiums on all insurance policies to assure that at all times Borrower and each Master Tenant and Manager have in effect insurance as required pursuant to the Insurance Requirements attached hereto as Exhibit E, and as and when additional insurance is required, from time to time, and as and when any policies of insurance may expire, furnish (or cause to be furnished) to Lender, premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts reasonably satisfactory to Lender based on customary practices of assisted living operators comparable to Alterra. Borrower shall not bring or keep, or permit to be brought or kept, any article on any Project or cause or allow any condition to exist on it, that could invalidate or would be prohibited by any insurance coverage required to be maintained by Borrower and each Master Tenant and Manager on the Projects. Unless Borrower provides Lender with appropriate evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the Projects and to maintain the insurance required by this Agreement. This insurance may, but need not, protect Borrower's or any Master Tenant's or Manager's interests. The coverage purchased by Lender may not pay any claim made by Borrower or any Master Tenant or Manager or any claim that is made against Borrower or any Master Tenant or Manager in connection with the Projects or any required insurance policy. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with appropriate evidence that Borrower and each Master Tenant and Manager have obtained insurance as required by this Agreement. If Lender purchases insurance for any Project or insurance otherwise required by this Agreement, Borrower will be responsible for the costs of that insurance and other charges imposed by Lender in connection with the placement of the insurance until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness effective as of the date Lender purchases such insurance and such costs may be more than the cost of insurance Borrower or any Master Tenant or Manager is able to obtain on its own. The effective date of coverage may be the date the prior coverage lapsed or the date on which Borrower failed to provide Lender proof of coverage.

            (e) Payment of Taxes. Borrower shall, subject to the terms of
Section 4.2(f) below, pay (or cause to be paid) all real estate taxes and assessments and charges of every kind upon the Projects before the same become delinquent, provided, however, that Borrower shall have the right to pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of any Project or any part thereof or any interest therein, (ii) Borrower has notified Lender of Borrower's intent to contest such taxes, and (iii) Borrower has deposited security in form and amount satisfactory to Lender, in its sole discretion, and has increased the amount of such security so deposited promptly after Lender's request therefor. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note). Borrower shall, unless Lender has paid such taxes directly on Borrower's behalf, furnish to Lender evidence that taxes are paid at least five business (5) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest.

            (f) Funds for Insurance and Taxes. Borrower shall pay to Lender, at the time of and in addition to the monthly installments of principal and/or interest due under the Note, a sum equal to 1/12 of the amount estimated by Lender to be sufficient to enable Lender to pay at least sixty (60) days before they become due and payable, all taxes, assessments and other similar charges levied against the Projects and all insurance premiums relating to Borrower or any Master Tenant or Manager and the Projects as determined by Lender (the "PROPERTY TAX AND INSURANCE DEPOSIT"). So long as no Event of Default exists hereunder and provided that Borrower shall have delivered to Lender a copy of the tax bill or insurance premium bill, as the case may be, and sufficient funds on deposit from Borrower for the purpose of paying such tax bill and/or insurance premium bill, Lender shall apply the sums to pay such real estate tax items and/or insurance premiums, as the case may be. These sums will be held by a depository institution insured by the Federal Deposit Insurance Corporation (which institution may be an Affiliate of Lender), may be commingled with the general funds of Lender at such institution, and shall not be deemed to be held in trust for the benefit of Borrower. If such amount on deposit with Lender is insufficient to fully pay such tax items and/or insurance premiums, as the case may be, Borrower shall, within ten (10) days following notice at any time from Lender, deposit such additional sum as may be required for the full payment of such tax items and/or insurance premiums, as the case may be. Borrower hereby grants Lender a first priority security interest in such funds, including all interest accruing thereon, and all such funds are pledged as additional collateral for the Loan and Borrower shall execute any other documents and take any other actions necessary to provide Lender with such a perfected security interest in such funds. Upon the Maturity Date or at any time following an Event of Default, the moneys then remaining on deposit with Lender or its agent shall, at Lender's option, be applied against the Indebtedness. The obligation of Borrower to pay such tax items and/or insurance premiums is not affected or modified by the provisions of this paragraph. Notwithstanding the foregoing to the contrary, this Section 4.2(f) shall be waived with respect to (a) escrow of property insurance premiums; so long as Borrower has prepaid (or caused to be prepaid) all property insurance premiums for the ensuing twelve (12) months on or before the property insurance policy premium due date and (b) escrow of general and professional liability insurance premiums, so long as Borrower has prepaid the annual premium by depositing, on or prior to January 31st of each year, the amount of estimated total liability for the upcoming calendar year (such amount to be determined by an actuarial study completed by Price Waterhouse Coopers or other consultant approved by Lender) into the captive insurance program described on Exhibit E.

            (g) Personal Property. All of and each Master Tenant's personal property, fixtures, attachments and equipment delivered upon, attached to, used or required to be used in connection with the operation of a Project (collectively, the "PERSONAL PROPERTY") shall always be located at such Project and shall be kept free and clear of all liens, encumbrances and security interests, except for equipment leases and vehicle leases aggregating not more than $50,000 in capital amounts for each Project ("PERMITTED EQUIPMENT LEASES"). Borrower shall not (nor shall it permit Manager or any Master Tenant to), without the prior written consent of Lender, sell, assign, , encumber, remove or permit to be removed from any Project any of the Personal Property. So long as no Event of Default exists, Borrower or a Master Tenant may sell or otherwise dispose of its Personal Property when obsolete, worn out, inadequate, unserviceable or unnecessary for use in the operation of a Project, but only upon replacing the same with other Personal Property at least equal in value and utility to the Personal Property that is disposed.

            (h) Appraisals. Lender shall have the right to obtain a new or updated Appraisal of the Projects from time to time. Borrower shall cooperate with Lender in this regard. If the Appraisal is obtained to comply with this Agreement or any applicable law or regulatory requirement, or bank policy promulgated to comply therewith, or if an Event of Default exists, Borrower shall pay for any such Appraisal upon Lender's request.

            (i) Loss of Note or other Loan Documents. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note. If any of the other Loan Documents were lost or mutilated, Borrower agrees to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

            (j) Publicity. Lender reserves the right to publicize the making of the Loan and, in such publicity, may include a brief description of the Projects and the Loan.

            (k) Indemnification. Borrower shall indemnify Lender, including each party owning an interest in the Loan and their respective successors, assigns, officers, directors, employees and consultants (each, an "INDEMNIFIED PARTY") and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, liability, criminal and civil penalties, excise taxes and Expenses of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Projects; (ii) any breach of representation or warranty, default or Event of Default hereunder or under any of the other Loan Documents; (iii) any claims or suits brought by any Tenant; or (iv) any other matter arising in connection with the Loan, Borrower, any Manager, Holding, Junior Borrower, any Guarantor, any Lease (including any Master Lease), any Tenant (including any Master Tenant), or any Project. No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct. Upon written request by an Indemnified Party, Borrower will undertake, at its own costs and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

            (l) No Additional Debt or Encumbrances. Except for the Loan, Borrower shall not incur and shall not permit any Master Tenant or Manager (with respect to the Projects) to incur any indebtedness (whether personal or nonrecourse, secured or unsecured) including without limitation, for borrowed money, liabilities under guaranties, or reimbursement obligations or as lessee under capital or operating leases other than Permitted Equipment Leases and as permitted by the Guaranty. Capital or operating leases of any items of Personal Property shall be deemed to be additional indebtedness for borrowed money and, except for Permitted Equipment Leases, shall require Lender's prior written consent. Borrower shall not permit there to be any other encumbrances against any Project.

Borrower shall not default on the payment of any indebtedness that is not cured within the time, if any, specified therefor in any agreement governing the same.

            (m) Organizational Documents. Borrower shall not, without the prior written consent of Lender, permit or suffer (i) a material amendment or modification of its Organizational Documents or the organizational documents of any constituent entity within Borrower, (ii) the admission of any new member, partner or shareholder, (iii) any dissolution or termination of its existence, or (iv) change in its state of formation or incorporation or its name.

            (n) Single Purpose Entity. Borrower at all times shall remain a Single Purpose Entity until after the Indebtedness has been repaid in full.

            (o) Furnishing Reports. Upon Lender's request and subject to the provisions of Section 4.1(d), Borrower shall promptly provide Lender with copies of all material inspections, reports, test results and other information received by Borrower or any Master Tenant or Manager, which in any way relate to a Project or any part thereof. Without limiting the preceding sentence, but subject to the provisions of Section 4.1(d), Borrower shall promptly provide Lender with copies of all of the foregoing received from any Governmental Agency.

            (p) Employees. Borrower has no employees, and Borrower will not have any employees until after the Indebtedness has been repaid in full.

            (q) Affiliate Transactions. Prior to entering into any agreement with an Affiliate pertaining to any Project, Borrower shall deliver to Lender a copy of such agreement, which shall be satisfactory to Lender in its sole discretion. If requested by Lender, such agreement shall provide Lender the right to terminate it upon Lender's (or its designee's) taking possession of such Project or acquisition of such Project through foreclosure, a deed in lieu of foreclosure, UCC sale or otherwise.

            (r) Site Visits, Observation and Testing. Lender and its agents and representatives shall have the right at any reasonable time to enter and visit the Projects for the purpose of performing appraisals, observing the Projects, taking and removing soil or groundwater samples, and conducting tests on any part of the Projects. Lender has no duty, however, to visit or observe the Projects or to conduct tests, and no site visit, observation or testing by Lender, its agents or representatives shall impose any liability on any of Lender, its agents or representatives. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by any of Lender, its agents or representatives. Neither Lender, its agents nor representatives owe any duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of any other adverse condition affecting the Projects. Lender shall give Borrower reasonable notice before entering a Project. Lender shall make reasonable efforts to avoid interfering with Borrower's use of the Projects in exercising any rights provided in this Section 4.2(r). In addition to all other amounts payable by Borrower hereunder or under the other Loan Documents, Borrower shall pay to Lender on the Closing Date and on each anniversary of the Closing Date until all Indebtedness has been repaid in full the sum of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) as an annual inspection fee.

            (s) Compliance With Anti-Terrorism Orders. Borrower will not permit the transfer of any interest in Borrower to any person or entity (or any beneficial owner of such entity) who is listed on the specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the "OFAC LISTS"). Borrower will not knowingly enter into a Lease with any party who is listed on the OFAC Lists. Borrower shall immediately notify Lender if Borrower has knowledge that Master Tenant or any Guarantor or any member or beneficial owner of Borrower, Master Tenant or Guarantor is listed on the OFAC Lists or (A) is indicted on or (B) arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower shall immediately notify Lender if Borrower knows that any Tenant is listed on the OFAC Lists or (A) is convicted on, (B) pleads nolo contendere to, (C) is indicted on or (D) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

            (t) Notice of Change. Borrower shall give Lender prior written notice of any change in: (i) the location of its place of business or its chief executive office if it has more than one place of business; (ii) the location of any of its Personal Property, including Borrower's books and records; and (iii) Borrower's name or business structure. Unless otherwise approved by Lender in writing, all Personal Property (other than the books and records) will be located at the Projects and all books and records will be located at Borrower's place of business or chief executive office if Borrower has more than one place of business.

            (u) No Use of Merrill Lynch Name. Borrower shall not directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lender, Merrill Lynch & Co., Inc. or any of their affiliates.

            (v) Bank Accounts. Borrower will maintain one or more separate bank accounts in its own name, and will maintain sufficient liquidity in order to satisfy the working capital needs of the Projects.

            (w) Financial Covenants.

            (i) The Debt Service Coverage Ratio at the end of any calendar month (measured on a combined trailing three month basis) shall be equal to or greater than 1.30:1.00.

            (ii) The Project Yield at the end of any calendar month (measured on a combined trailing three month basis) shall be equal to or greater than
      (i) 10.25% at all times during the first Loan Year, (ii) 11.0% at all times during the second Loan Year, (iii) 12.0% at all times during the third Loan Year, and (iv) 13.0% at all time during the fourth or fifth Loan Years and thereafter.

            (x) Junior Loan. Borrower shall not permit Junior Borrower to make or enter into any changes to the terms of the Junior Loan Documents without Lender's prior written consent. Borrower shall cause Lender to be provided with all notices sent or received by Junior Borrower under the Junior Loan.

            (y) Deferred Maintenance. Borrower shall cause the items of deferred maintenance work described on Exhibit I (such items, the "DEFERRED MAINTENANCE ITEMS") to be completed by the completion dates set forth therein and in accordance with all recommendations of those certain property condition reports described on Exhibit I and delivered to Lender prior to Closing.

            (z) New York Lockbox Agreements. Within forty-five (45) days after the date hereof, Borrower shall cause new Lockbox Agreements to be entered into with respect to each of the Projects located in New York in replacement of the Lockbox Agreements with respect to such Projects existing on the date hereof. Each such new Lockbox Agreement shall be with Wells Fargo Bank, National Association ("WELLS FARGO"), and on a form substantially similar to the Lockbox Agreement with Wells Fargo on the date hereof.

4.3   AUTHORIZED REPRESENTATIVE.

            Borrower hereby appoints Kristin Ferge as its "AUTHORIZED REPRESENTATIVE" for purposes of dealing with Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loan. Subject to the terms of Section 4.2(b) above (concerning transfers), the Authorized Representative shall have the power, in his discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower. All actions by the Authorized Representative shall be final and binding on Borrower. Lender may rely on the authority given to the Authorized Representative until actual receipt by Lender of a duly authorized resolution substituting a different person as the Authorized Representative whom Lender has previously approved. No more than one person shall serve as Authorized Representative at any given time.

4.4   HEALTH CARE MATTERS.

            (a) Without limiting the generality of any other provision of this Agreement, Borrower and each Master Tenant and Manager and their employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrower and such Master Tenant or Manager (with respect to their respective operation of the Projects) shall be in compliance in all material respects with all applicable Laws relating to patient healthcare and/or patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder ("HIPAA") (collectively, "HEALTHCARE LAWS")). Borrower and each Master Tenant and Manager have maintained and shall continue to maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under the Healthcare Laws and there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. Borrower and each Master Tenant and Manager have and will maintain all Governmental Approvals necessary under applicable Laws to own and/or operate the Projects, as applicable (including such Governmental Approvals as are required under such Healthcare Laws).

            (b) If (i) Borrower or any Master Tenant or Manager is a "covered entity" within the meaning of HIPAA or (ii) Borrower or any Master Tenant or Manager (with respect to their respective operation of the Project) are subject to the "Administrative Simplification" provisions of HIPAA, then Borrower or such Master Tenant and/or Manager, as applicable (x) have undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of Borrower or any Master Tenant or Manager to be HIPAA Compliant (as defined below); (y) have developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA COMPLIANCE PLAN"); and (z) have implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower and each Master Tenant or Manager, as applicable, are or become HIPAA Compliant. For purposes hereof, "HIPAA COMPLIANT" shall mean that Borrower and/or each Master Tenant and Manager, as applicable (x) are or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA COMPLIANCE DATE") and (y) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrower's or any Master Tenant's or Manager's business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrower, Master Tenant or Manager of the then effective provisions of HIPAA.

            (c) If required under applicable Law, Borrower or a Master Tenant has and shall maintain in full force and effect a valid certificate of need ("CON") or similar certificate, license, or approval issued by the State Regulator for the requisite number of beds and units in the Projects, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program listed in Exhibit B hereto, if applicable. All required Government Approvals necessary for operation of the Projects are listed on Exhibit C hereto (collectively, the "LICENSES"). Borrower and each Master Tenant and Manager shall operate the Projects in a manner such that the Licenses shall remain in full force and effect. True and complete copies of the Licenses have been delivered to Lender.

            (d) The Licenses shall continue in full force and effect throughout the term of the Loan and shall be free from restrictions or known conflicts which would materially impair the use or operation of any Project for its current use, and shall not be provisional, probationary or restricted in any way; provided, however, Licenses with respect to no more than two Projects at any one time may be subject to temporary restrictions or conditions (including being put on probationary status), so long as it does not have a material adverse effect on operation of the affected Project and, in any event, all such restrictions and conditions are removed within ninety (90) days after the imposition thereof.

            (e) None of Borrower or any Master Tenant or Manager shall do (or suffer to be done) any of the following:

            (i) Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for the Projects without Lender's consent;

            (ii) Amend or otherwise change any Project's authorized units/beds capacity and/or the number of units/beds approved by the State Regulator;

            (iii) Replace or transfer all or any part of any Project's units or beds to another site or location; or

            (iv) Voluntarily transfer or encourage the transfer of any resident of any Project to any other facility, unless such transfer is at the request of the resident or is for reasons relating to the health, required level of medical care or safety of the resident to be transferred.

            (f) If and when Borrower or any Master Tenant or Manager, in its sole discretion (subject to 4.4(g) below), participates in any Medicare or Medicaid or other third party payor program with respect to any Project, the Project will remain in compliance with all requirements for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, as it may be amended, and such other third party payor programs. Each Project is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if applicable, have a current provider agreement that is in full force and effect under Medicare and Medicaid.

            (g) There is no, and during the term of the Loan there shall be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower or any Master Tenant, Manager or any Project or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the "THIRD-PARTY PAYOR PROGRAMS") to which Borrower or any Master Tenant or Manager may presently be subject with respect to any Project, or at any time hereafter is subject. None of Borrower or any Master Tenant nor Manager, other than in the normal course of business, shall change the terms of any of the Third-Party Payor Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs). Notwithstanding the foregoing, Borrower or any Master Tenant or Manager may voluntarily withdraw from or terminate any Third-Party Payor Program to which they may be subject to with respect to any Project. From and after the Closing Date, none of Borrower or any Master Tenant or Manager shall, without Lender's prior consent, enter into any new Third-Party Payor Programs with respect to any Project if, as a result of such new Third-Party Payor Program, twenty percent (20%) or more of the Revenue from such Project would be derived from the payments under such Third-Party Payor Program, or five percent (5%) or more of the aggregate Revenue of the Projects would be derived from payments under all Third-Party Payor Programs. All Medicaid, Medicare and private insurance cost reports and financial reports submitted by Borrower or any Master Tenant or Manager with respect to a Project, if any, are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for any Project remain open or unsettled.

            (h) None of Borrower, any Project or, to Borrower's knowledge, any Master Tenant or Manager is or will be the subject of any proceeding by any Governmental Authority with respect to a Project, and no notice of any violation has been or will be issued by a Governmental Authority that would, directly or indirectly, or with the passage of time:

            (i) Have a material adverse impact on Borrower's or any Master Tenant's or Manager's ability to accept and/or retain patients or residents or operate the Projects for their current use or result in the imposition of a fine or sanction in excess of $5,000.00, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents;

            (ii) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use (subject to Section 4.4(d) above) of any of the Licenses; or

            (iii) If applicable, affect Borrower's or any Master Tenant's or Manager's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors Programs, or any successor programs thereto, at then current rate certifications.

            (i) No Project has received a "Class 1" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Project, Borrower, any Master Tenant (with respect to the Projects) or any Manager (with respect to the Projects) or against any officer, director, partner, member or stockholder of Borrower or any Master Tenant or Manager, by any Governmental Authority during the last five calendar years, and there have been no violations over the past five years which have threatened any Project's or any Manager's, Master Tenant's or Borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payor Programs.

            (j) There are no current, pending or outstanding Medicaid, Medicare or Third-Party Payor Programs reimbursement audits or appeals pending at the Projects, and there are no years that are subject to audit.

            (k) There are no current or pending Medicaid or Medicare or Third-Party Payor Programs recoupment efforts at the Projects. None of Borrower or any Master Tenant or Manager is a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), as it may be amended.

            (l) There are no and there will remain no patient or resident care agreements with patients or residents which deviate in any material adverse respect from the form agreements which have been delivered to and approved by Lender prior to closing.

            (m) In the event any Master Lease or Management Agreement is terminated or in the event of foreclosure or other acquisition of the Projects by Lender or its designee or any purchaser at a foreclosure sale, Borrower, Lender, any subsequent lessee or manager or any subsequent purchaser need not obtain a CON prior to applying for and receiving Medicare or Medicaid payments.

            (n) From time to time, upon the request of Lender during the continuance of an Event of Default hereunder or under the other Loan Documents, Borrower shall, and shall cause each Master Tenant or Manager, as applicable to complete, execute and deliver to Lender any applications, notices, documentation, and other information necessary or desirable, in Lender's judgment, to permit Lender or its designee (including a receiver) to obtain, maintain or renew any one or more of the Licenses for the Projects (or to become the owner of the existing Licenses for the Projects) and to the extent permitted by applicable Laws to obtain any other provider agreements or Governmental Approvals then necessary or desirable for the operation of the Projects by Lender or its designee for their current use (including, without limitation, any applications for change of ownership of the existing Licenses or change of control of the owner of the existing Licenses). To the extent permitted by applicable Laws and during the continuance of an Event of Default, (i) Lender is hereby authorized (without the consent of Borrower or any Master Tenant or Manager) to submit any such applications, notices, documentation or other information which Borrower caused to be delivered to Lender in accordance with the above provisions to the applicable Governmental Authorities, or to take such other steps as Lender may deem advisable to obtain, maintain or renew any License or other Governmental Approvals in connection with the operation of the Projects for their current use, and Borrower agrees to cooperate and to cause each Manager and Master Tenant to cooperate with Lender in connection with the same and (ii) Borrower, upon demand by Lender, shall take any action and cause each Manager and Master Tenant to take any action necessary or desirable, in Lender's sole judgment, to permit Lender or its designee (including a receiver) to use, operate and maintain the Projects for their current use. If Borrower or any Master Tenant or Manager, as applicable, fails to comply with the provisions of this subsection (n) for any reason whatsoever, such entity hereby irrevocably appoints Lender and its designee as its attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Lender's sole judgment to permit Lender or its designee to undertake Borrower's or any Master Tenant's or Manager's, as applicable, obligations under this subsection (n), including obtaining any Licenses or Governmental Approvals then required for the operation of the Projects by Lender or its designee for their current use. The foregoing power of attorney is coupled with an interest and is irrevocable and Lender may exercise its rights thereunder in addition to any other remedies which Lender may have against Borrower or any Master Tenant, Manager or Guarantor as a result of Borrower's or any Master Tenant's or Manager's breach of the obligations contained in this subsection (n).

                                   ARTICLE 5
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

5.1   BORROWER'S REPRESENTATIONS AND WARRANTIES.

            To induce Lender to execute this Agreement and perform its obligations hereunder, Borrower hereby represents and warrants to Lender as follows:

            (a) Borrower lawfully possesses and holds fee simple title to each Project, free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interest and claims of others, except only the Permitted Exceptions. Borrower is a Single Purpose Entity.

            (b) Except as set forth in Exhibit D, there is no litigation or proceedings pending, or to the best of Borrower's knowledge threatened, against any Project, Borrower, Master Tenant (with respect to the Projects), Manager (with respect to the Projects) or any Guarantor (with respect to the Projects), which could, if adversely determined, cause a Material Adverse Change with respect to Borrower or any Master Tenant, Manager or Guarantor or any Project. There are no Environmental Proceedings and Borrower has no knowledge of any threatened Environmental Proceedings with respect to the Projects or any facts or circumstances which may give rise to any future Environmental Proceedings with respect to the Projects.

            (c) Borrower is a duly organized and validly existing corporation and is in good standing under the laws of the State of Delaware with its principal place of business at 6737 W. Washington St., Milwaukee, Wisconsin, and is authorized to transact business in the States of New York, Florida, Pennsylvania, Kansas, Michigan, Wisconsin, Ohio and Texas.

Borrower has full power and authority to execute, deliver and perform all Loan Documents to which Borrower is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower. The Loan Documents have each been duly executed and delivered and each constitutes the duly authorized, valid and legally binding obligation of Borrower and the Guarantors, as the case may be, enforceable against Borrower and the Guarantors, as the case may be, in accordance with their respective terms. Borrower does not use any trade names other than its actual name set forth herein. Borrower has full right, power and authority to execute the Loan Documents on its own behalf.

            (d) Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with its principal place of business at 6737 W. Washington St., Milwaukee, Wisconsin. Alterra directly owns one-hundred percent (100%) of the ownership interests in Alternative Living Services -- New York, Inc., Borrower and AHC Purchaser Holding, Inc., free and clear of all liens, claims, encumbrances, and rights of others except for the liens of Junior Lender pursuant to the Junior Loan Documents. Alterra has full right, power and authority to execute the Loan Documents on its own behalf. Attached as Exhibit J is a true, complete and correct chart showing the ownership structure of Borrower, each Master Tenant, Alterra, Holding, Junior Borrower and each Guarantor.

            (e) A true and complete copy the articles of incorporation and by-laws creating Borrower, Holding, Junior Borrower and Alterra, and all other documents creating and governing Borrower and each Guarantor and any and all amendments thereto (collectively, the "ORGANIZATIONAL DOCUMENTS") has been furnished to Lender. There are no other agreements, oral or written, among any of the shareholders of Borrower relating to Borrower, or any Guarantor. The Organizational Documents were duly executed and delivered, are in full force and effect, and binding upon and enforceable in accordance with their terms. The Organizational Documents constitute the entire understanding among the shareholders of Borrower, Holding, Junior Borrower and Alterra. No breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Organizational Documents.

            (f) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental person or entity, including any creditor, partner, or member of Borrower, any Manager, any Master Tenant or any Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the other Loan Documents other than the recordation of the Mortgages and the filing of UCC Financing Statements, except for such consents, approvals or authorizations of or declarations or filings with any Governmental Authority or non-governmental person or entity where the failure to so obtain would not have an adverse effect on Borrower, any Manager, any Master Tenant or any Guarantor or which have been obtained as of any date on which this representation is made or remade. None of the Borrower, any Manager, any Master Tenant, or any Guarantors is insolvent and there has been no: (i) assignment made for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding instituted by or against any of them, except as disclosed in writing to Lender.

            (g) There is no default under this Agreement or the other Loan Documents, nor any condition, which, after notice or the passage of time or both, would constitute a default or an Event of Default under, said documents. In addition, Borrower is not in default under any contract, agreement or commitment to which it is a party. The execution, delivery and compliance with the terms and provisions of this Agreement and the other Loan Documents will not
(i) to the best of Borrower's knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Borrower is bound. Borrower has delivered to Lender copies of any agreements (including Leases and the Management Agreements) between Borrower and any Affiliate of Borrower, or any Manager, Master Tenant or Guarantor related in any way to any Project and any other agreements or documents materially affecting the use and operation of any Project.

            (h) To the best of Borrower's and each Guarantor's knowledge, (1) no condemnation of any portion of any Project, (2) no condemnation or relocation of any roadways abutting any Project, and (3) no proceeding to deny access to any Project from any point or planned point of access to any Project, has commenced or is contemplated by any Governmental Authority.

            (i) The use of the Projects as assisted living facilities and the contemplated accessory uses do not violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, covenants, conditions and restrictions of record, or agreements affecting any Project or any part thereof. Except as shown on the zoning reports obtained by Lender and the pro forma title policies in favor of Lender, neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use any Project is to any extent dependent upon or related to any real estate other than the Land. Except as shown on the Surveys delivered to Lenders no building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to any Project. Except as shown on the Surveys delivered to Lenders no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetland by any governmental entity having jurisdiction over a Project. All Governmental Approvals required for the operation of the Projects have been obtained. All Laws relating to the operation of the Improvements have been complied with in all material respects and all permits and licenses required for the operation of the Projects have been obtained except Licenses with respect to the Projects described on Exhibits A-17 and A-20 for which applications are pending. Each Project is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Each Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws. Each Project includes all property and rights that may be reasonably necessary or desirable to promote the present and any reasonable future beneficial uses and enjoyment thereof. To the best of Borrower's knowledge, except as disclosed on Exhibit G, there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to any Project, or any part thereof, in any material respect.

            (j) No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed.

            (k) All financial statements and other documents and information previously furnished by Borrower or any Manager, Master Tenant or Guarantor to Lender in connection with the Loan are true, complete and correct in all material respects and fairly present on a consistent basis the financial conditions of the subjects thereof for the immediately prior periods as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or any Manager or Master Tenant, any Guarantor or any Tenant or any Project has occurred since the respective dates of such statements and information. None of the Borrower or any Manager, Master Tenant or any Guarantor or any Tenant has any material liability, contingent or otherwise, not disclosed in such financial statements.

            (l) Each Project is taxed separately without regard to any other property and for all purposes each Project may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes for [2005] not yet due or payable. To Borrower's or any Guarantor's knowledge, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of the Projects.

            (m) Except for Leases which have been provided to and approved by Lender in writing, there are no Leases, subleases or other arrangements for occupancy of space within any Project that are currently in effect other than as set forth on the revenue journal delivered by Borrower to Lender prior to the closing of the Loan, which Borrower certifies is true and correct in all material respects. True, correct and complete copies of Borrower's or each Master Tenant's (as applicable) form resident agreement and all Leases (other than Services Subleases), including the Master Leases, as amended, have been delivered to Lender. All Leases, including the Master Leases, are in full force and effect. None of Borrower or any Manager, Master Tenant nor any Tenant is in default under any Lease, including the Master Leases. Borrower has disclosed to Lender in writing any material default by any Tenant under any Lease and no notice of termination has been issued under any Lease, including the Master Leases.

            (n) The proceeds of the Loan shall be used for proper business purposes. The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System and no portion of the proceeds of the Loan shall be used in any matter that would violate such Regulations or otherwise violate the Securities Act of 1933 or the Securities Exchange Act of 1934, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

            (o) Borrower is not a party in interest to any plan defined or regulated under ERISA, and no assets of Borrower are "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

            (p) Neither Borrower nor any stockholder in Borrower nor any Guarantor is or will be, and no legal or beneficial interest of a stockholder in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

            (q) Borrower and Guarantors have furnished Lender with a true and complete copy of all of the Junior Loan Documents.

            (r) None of Borrower or any Manager, Master Tenant or Guarantor, nor any beneficial owner of any of them, is currently listed on the OFAC Lists.

            (s) All statements set forth in the Recitals are true and correct.

            (t) There has been no damage or destruction of any part of any Project by fire or other casualty that has not been repaired. Except as part of routine maintenance, there are presently no existing defects in the Projects and no repairs or alterations thereof are reasonably necessary or appropriate other than proposed capital expenditures disclosed to and approved by Lender and the Deferred Maintenance Items.

            (u) To the best of Borrower's knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a material adverse effect on the operation of any Project.

            (v) Borrower has no employees.

            (w) Borrower has no interest in any trademarks, copyrights, patents or other intellectual property with respect to the Projects.

            (x) The Management Agreements are in full force and effect.

            (y) The Master Leases are in full force and effect.

            Borrower agrees that all of the representations and warranties set forth above and elsewhere in this Agreement are true as of the date hereof, will be true at the Closing Date and, except for matters which have been disclosed by Borrower and approved by Lender in writing, at all times thereafter. It shall be a condition precedent to the Closing and each subsequent disbursement, if any, that each of said representations and warranties is true and correct as of the date of such requested disbursement. Each disbursement from any escrows or reserves held by or on behalf of Lender shall be deemed to be a reaffirmation by Borrower that each of the representations and warranties is true and correct as of the date of such disbursement. In addition, at Lender's request, Borrower shall reaffirm such representations and warranties in writing prior to each such disbursement.

                                   ARTICLE 6
                              ENVIRONMENTAL MATTERS

6.1   ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

            Each Environmental Indemnitor hereby represents and warrants to and Lender that (i) except as specifically disclosed in the documents listed in Exhibit F attached hereto (the "ENVIRONMENTAL DOCUMENTS"), to the best of Environmental Indemnitor's knowledge, (a) each Project is in a clean, safe and healthful condition and, except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of such Project, has been and is free of all Hazardous Material, and (b) no release of any Hazardous Material has occurred on, onto or about the Projects; (ii) neither Borrower nor, to the best of Environmental Indemnitor's knowledge, any other person or entity, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect any Project, or any part thereof, and no Project has ever been used (whether by Borrower or, to the best of Environmental Indemnitor's knowledge, by any other person or entity) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material, except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of the Projects; (iii) except as specifically disclosed in the Environmental Documents, each Project currently complies, and will comply based on its anticipated use, with all Laws relating to Hazardous Material; (iv) to the best of Environmental Indemnitor's knowledge in connection with the ownership, operation, and use of the Projects, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including those relating to the generation, treatment, storage, disposal or use of Hazardous Material; (v) to the best of Environmental Indemnitor's knowledge, there is no present, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to events on or about any Project; (vi) neither any Project nor Borrower is subject to any remedial obligations under any Laws relating to Hazardous Material, health or the environment; (vii) there are no underground tanks, vessels, or similar facilities for the storage, containment or accumulation of Hazardous Materials of any sort on, under or affecting any Project; and (viii) it has not, nor will it, release or waive the liability of any previous owner, lessee or operator of any Project or any party who may be potentially responsible for the presence of or removal of Hazardous Material from any Project, nor has it made promises of indemnification regarding Hazardous Material on any Project to any party, except as contained herein and in the Loan Documents.

6.2   ENVIRONMENTAL COVENANTS.

            Environmental Indemnitors shall:

            (a) comply, and cause all other persons on or occupying any Project to comply, with all Laws relating to Hazardous Material;

            (b) not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, Hazardous Material on, under or about any Project, except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of the Projects;

            (c) immediately advise Lender in writing of: (i) any and all Environmental Proceedings;(ii) the presence of any Hazardous Material on, under or about any Project of which Lender has not previously been advised in writing, except for materials used in the ordinary course of maintenance and operation (and in compliance with all Laws) of the Projects; (iii) any remedial action taken by, or on behalf of, any Environmental Indemnitor in response to any Hazardous Material on, under or about any Project or to any Environmental Proceedings of which Lender has not previously been advised in writing; (iv) the discovery by any Environmental Indemnitor of the presence of any Hazardous Material on, under or about any real property or bodies of water adjoining or in the vicinity of any Project; and (v) the discovery by any Environmental Indemnitor of any occurrence or condition on any real property adjoining or in the vicinity of any Project that could cause any Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Project under any Laws relating to Hazardous Material;

            (d) provide Lender with copies of all reports, analyses, notices, licenses, approvals, orders, correspondences or other written materials in its possession or control relating to the environmental condition of each Project or real property or bodies of water adjoining or in the vicinity of each Project or Environmental Proceedings immediately upon receipt, completion or delivery of such materials;

            (e) not install or allow to be installed any tanks on, at or under any Project;

            (f) not create or permit to continue in existence any lien (whether or not such lien has priority over the lien created by the Mortgage) upon any Project imposed pursuant to any Laws relating to Hazardous Material; and

            (g) not change or alter the present use of any Project unless Environmental Indemnitors shall have notified Lender thereof in writing and Lender shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Material on the Project in question in such a level that would increase the potential liability for Environmental Proceedings.

6.3   RIGHT OF ENTRY AND DISCLOSURE OF ENVIRONMENTAL REPORTS.

            Borrower hereby grants to Lender, its agents, employees, consultants and contractors, an irrevocable license and authorization to enter upon and inspect the Projects at reasonable times and upon reasonable advance notice, and conduct such environmental audits and tests, including, without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade a Project, which Lender, in its sole and absolute discretion, determines are necessary or desirable. With respect to invasive testing, such as soil borings, Lender shall consult with Borrower in advance of such tests. Lender agrees, however, that it shall not conduct any such audits or tests, unless a default exists under the Loan Documents or Lender has reason to believe that such audit or test may disclose the presence or release of Hazardous Material or unless an environmental audit deems further testing necessary. Without limiting the generality of the foregoing, Borrower agrees that Lender shall have the right to appoint a receiver to enforce this right to enter and inspect the Projects to the extent such authority is provided under applicable Laws. All reasonable out-of-pocket costs and expenses incurred by Lender in connection with any inspection, audit or testing conducted in accordance with this Section 6.3 shall be paid by Borrower. The results of all investigations and reports prepared by Lender shall be and at all times remain the property of Lender and under no circumstances shall Lender have any obligation whatsoever to disclose or otherwise make available to Environmental Indemnitors or any other party such results or any other information obtained by it in connection with such investigations and reports; provided, however, that if there exists no Event of Default under the Loan Documents, if requested by Borrower, Lender shall provide to Borrower a copy of the written report with respect to any inspection, audit or testing for which Borrower has paid hereunder. Lender hereby reserves the right, and Environmental Indemnitors hereby expressly authorize Lender to make available to any party in connection with a sale of any Project any and all environmental reports, whether prepared by Lender or prepared by any Borrower and provided to Lender (collectively, the "ENVIRONMENTAL REPORTS"), which Lender may have with respect to the Project. Borrower consents to Lender notifying any party under such circumstances of the availability of any or all of the Environmental Reports and the information contained therein. Each Environmental Indemnitor further agrees that Lender may disclose such Environmental Reports to any governmental agency or authority if they reasonably believe that they are required to disclose any matter contained therein to such agency or authority; provided that Lender shall give Borrower at least 48 hours' prior written notice before so doing. Each Environmental Indemnitor acknowledges that Lender cannot control or otherwise assure the truthfulness or accuracy of the Environmental Reports, and that the release of the Environmental Reports, or any information contained therein, to prospective bidders at any foreclosure sale of any Project may have a material and adverse effect upon the amount, which a party may bid at such sale. Each Environmental Indemnitor agrees that Lender shall not have any liability whatsoever as a result of delivering any or all of the Environmental Reports or any information contained therein to any third party, and each Environmental Indemnitor hereby releases and forever discharges Lender from any and all claims, damages, or causes of action arising out of connected with or incidental to the Environmental Reports or the delivery thereof.

6.4   ENVIRONMENTAL INDEMNITOR'S REMEDIAL WORK.

            Environmental Indemnitors shall promptly perform any and all necessary remedial work ("REMEDIAL WORK") in response to any Environmental Proceedings or the presence, storage, use, disposal, transportation, discharge or release of any Hazardous Material on, under or about any of the Projects; provided, however, that Borrower shall perform or cause to be performed such Remedial Work so as to minimize any impairment to Lender's security under the Loan Documents.

            All Remedial Work shall be conducted: (a) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer; (b) pursuant to a detailed written plan for the Remedial Work approved by any public or private agencies or persons with a legal or contractual right to such approval; (c) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is then customarily maintained with respect to such activities; and (d) only following receipt of any required permits, licenses or approvals. The selection of the Remedial Work contractors and consulting environmental engineer, the contracts entered into with such parties, any disclosures to or agreements with any public or private agencies or parties relating to Remedial Work and the written plan for the Remedial Work (and any changes thereto) shall each be subject to Lender's prior written approval, which shall not be unreasonably withheld or delayed. In addition, Environmental Indemnitors shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Environmental Indemnitors in connection with any Remedial Work, or Hazardous Material relating to a Project. All costs and expenses of such Remedial Work shall be paid by Environmental Indemnitors, including, without limitation, the charges of the Remedial Work contractors and the consulting environmental engineer, any taxes or penalties assessed in connection with the Remedial Work and Lender's reasonable fees and out-of-pocket costs incurred in connection with monitoring or review of such Remedial Work. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Proceedings.

6.5   ENVIRONMENTAL INDEMNITY.

            Environmental Indemnitors shall protect, indemnify, defend and hold Lender and any successors to Lender's interest in the Projects, and any other party who acquires any portion of any Project at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages (direct or indirect), and Expenses which arise out of or relate in any way to any breach of any representation, warranty or covenant contained herein, or any Environmental Proceedings or any use, handling, production, transportation, disposal, release or storage of any Hazardous Material in, under or on any Project, whether by any Environmental Indemnitor or any other person, including, without limitation:

            (a) all foreseeable and all unforeseeable Expenses (including any loss of principal and interest due and owing on the Loan) arising out of: (i) Environmental Proceedings or the use, generation, storage, discharge or disposal of Hazardous Material by Environmental Indemnitors, any prior owner or operator of any Project or any person on or about any Project; (ii) any residual contamination affecting any natural resource or the environment; or (iii) any exercise by Lender of any of its rights and remedies hereunder; and

            (b) the costs of any required or necessary investigation, assessment, testing, remediation, repair, cleanup, or detoxification of any Project and the preparation of any closure or other required plans.

            Environmental Indemnitors' liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (1) discovery of any Hazardous Material on, under or about any Project, or (2) the institution of any Environmental Proceedings, and not upon the realization of loss or damage, and Environmental Indemnitors shall pay to Lender from time to time, immediately upon request, an amount equal to such Expenses, as reasonably determined by Lender. In addition, in the event any Hazardous Material is removed, or caused to be removed from any Project, by Environmental Indemnitors, Lender or any other person, the number assigned by the U.S. Environmental Protection Agency to such Environmental Proceedings or any similar identification shall in no event be in the name of Lender or identify the Lender as a generator, arranger or other designation. The foregoing indemnity shall not include Expenses arising solely from Hazardous Material which first exists on any Project following the date on which the Lender takes title to such Project, whether by foreclosure of the applicable Mortgage, deed-in-lieu thereof or otherwise.

6.6   REMEDIES UPON AN ENVIRONMENTAL DEFAULT.

            In addition to any other rights or remedies Lender may have under this Article 6, at law or in equity, in the event that Environmental Indemnitors shall fail to timely comply with any of the provisions of this Article 6, or in the event that any representation or warranty made in this Article 6 proves to be false or misleading, then, in such event, after (i) delivering written notice to Environmental Indemnitors, which notice specifically states that Environmental Indemnitors have failed to comply with the provisions of this
Article 6; and (ii) the expiration of the earlier to occur of (A) a thirty (30) day period after receipt of such notice and (B) the cure period, if any, permitted under any applicable law, rule, regulation or order with which Environmental Indemnitors shall have failed to comply, Lender may declare an Event of Default in this Agreement or any other Loan Documents and exercise any and all remedies provided for therein, and/or do or cause to be done whatever is reasonably necessary to cause the Projects to comply with all Laws relating to Hazardous

Material and other applicable Laws, rules, regulations or orders and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the Default Rate until paid. Environmental Indemnitors shall give to Lender and its agents and employees access to the Projects for the purpose of effecting such compliance and hereby specifically grant to Lender a license, effective upon expiration of the applicable period as described above, if any, to do whatever is necessary to cause the Projects to so comply, including, without limitation, to enter the Projects and remove therefrom any Hazardous Material or otherwise comply with any Laws relating to Hazardous Material.

6.7   UNCONDITIONAL ENVIRONMENTAL OBLIGATIONS.

            Notwithstanding any term or provision contained herein or in the other Loan Documents, the covenants and obligations of the Environmental Indemnitors under this Article 6 (the "ENVIRONMENTAL OBLIGATIONS") are unconditional. Environmental Indemnitors shall be fully, personally, jointly and severally liable for the Environmental Obligations, and such liability shall not be limited to the original principal amount of the Loan. The Environmental Obligations shall be enforceable by Lender, its Affiliates, and its successors and assigns. The Environmental Obligations shall survive the repayment of the Loan and any foreclosure, deed-in-lieu or transfer in lieu of foreclosure or similar proceedings or any transfer of title to the Projects or any portion thereof.

6.8   ASSIGNMENT OF ENVIRONMENTAL OBLIGATIONS PROHIBITED.

            The Environmental Obligations may not be assigned or transferred, in whole or in part, by Environmental Indemnitors and any purported assignment by Environmental Indemnitors of the Environmental Obligations shall be void ab initio and of no force or effect.

6.9   INDEMNIFICATION SEPARATE FROM THE LOAN.

            (a) The Environmental Indemnitors agree that the Environmental Obligations are separate, independent of and in addition to the undertakings of the Environmental Indemnitors, as applicable, pursuant to the Loan, the Note, the other provisions of this Agreement and the other Loan Documents. A separate action may be brought to enforce the provisions of this Article 6, which shall in no way be deemed to be an action on the Note, whether or not the Loan has been repaid and whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure, trustee's sale or UCC sale. The Environmental Obligations shall not be affected by any exculpatory provisions contained in the Note, this Agreement or any of the other Loan Documents. All rights and obligations of this Article 6 shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Note, reconveyance of the Mortgages, release of other security provided in connection with the Loan, trustee's sale or foreclosure under the Mortgages and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise), acquisition of any Project by Lender, any other transfer of any Project, and transfer of all of Lender's rights in the Loan, the Loan Documents, and the Projects.

            (b) The Environmental Indemnitors may not assign or delegate their covenants, agreements and obligations hereunder without the prior written consent of Lender. The covenants, agreements and obligations of the Environmental Indemnitors hereunder shall be binding upon the Environmental Indemnitors, their heirs, administrators, legal representatives, successors and assigns. The rights, remedies and benefits of Lender hereunder shall inure to the benefit of Lender, its legal representatives and the successors and assigns of its interest under any or all of the Loan Documents and its Affiliates, it being the intention hereof that the covenants and indemnities of the Environmental Indemnitors shall, without limitation, further extend to any person or entity who holds an interest in the Note without in any way terminating, limiting or diminishing the benefits to any previous or existing beneficiary of this Article 6.

            (c) Environmental Indemnitors waive all rights to require Lender to
(i) proceed against or exhaust any security for the Loan or (ii) pursue any remedy in Lender's power whatsoever. Borrower waives all defenses by reason of any disability or other defense under the Loan or by reason of the cessation from any cause whatsoever of its liability under the Loan, or that it may acquire by reason of Lender's election of any remedy against it including, without limitation, Lender's exercise of its rights to foreclose under each Mortgage.

6.10  FURTHER SECURITY.

            As further security for the Environmental Obligations, Environmental Indemnitors do hereby assign to Lender all of Environmental Indemnitors' rights and benefits under any right of indemnification or right to contribution to which Environmental Indemnitors may be entitled (whether under Hazardous Materials law, by contract or otherwise) with respect to any Hazardous Materials or environmental condition (collectively, the "INDEMNIFICATION RIGHTS") and Environmental Indemnitors hereby covenant to take such further actions and to execute such further instruments as are necessary to transfer to Lender all rights and benefits accruing in favor of Environmental Indemnitors under any of the Indemnification Rights. Notwithstanding the foregoing, Environmental Indemnitors shall continue to fully perform all of their respective covenants and obligations under such Indemnification Rights and shall continue to enforce the terms of the Indemnification Rights, and Lender shall have no liabilities or obligations under the Indemnification Rights or for enforcement of the Indemnification Rights by reason of the foregoing assignment. The assignment and covenants in this Section 6.10 shall survive in perpetuity.

                                   ARTICLE 7
                          CASUALTIES AND CONDEMNATION

7.1   LENDER'S ELECTION TO APPLY INSURANCE PROCEEDS ON INDEBTEDNESS.

            (a) Subject to the provisions of Section 7.1(b) below, Lender may elect to collect, retain and apply upon the Indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance resulting from any loss at any Project or condemnation or other taking of any Project or a portion thereof (individually and collectively referred to as "INSURANCE PROCEEDS") after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the Indebtedness shall be paid by Lender to Borrower.

            (b) Notwithstanding anything in Section 7.1(a) to the contrary, in the event of any casualty to any Improvements or any condemnation of part of any Project, Lender agrees to make available the Insurance Proceeds for restoration of such Improvements if (i) no Event of Default exists, (ii) all Insurance Proceeds are deposited with Lender, (iii) in Lender's reasonable judgment, the amount of Insurance Proceeds available for restoration of the Improvements is sufficient to pay the full and complete costs of such restoration, (iv) no material Leases (which for this purpose shall mean Leases demising more than five percent (5%) of the rentable square feet of space at the affected Project) in effect at the time of such casualty or condemnation are or will be terminated as a result of such casualty or condemnation, (v) the income from the affected Project will not decrease more than five percent (5%) as a result of such casualty or condemnation, (vi) the cost of restoration does not exceed ten percent (10%) of the Loan Amount, (vii) in Lender's sole determination after completion of restoration, the Loan Amount will not exceed seventy-five percent (75%) of the fair market value of the affected Project, (viii) in Lender's reasonable determination, such Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (ix) each Guarantor reaffirms its guaranty, as applicable, in writing, (x) in Lender's reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Maturity Date, and (xi) no Master Lease or Management Agreement with respect to the affected Project is terminated.

7.2   BORROWER'S OBLIGATION TO REBUILD AND USE OF INSURANCE PROCEEDS THEREFOR.

            In case Lender does not elect to apply or does not have the right to apply the Insurance Proceeds to the Indebtedness, as provided in Section 7.1 above, Borrower shall:

            (a) Proceed or cause the applicable Master Tenant to proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Insurance Proceeds to be deposited with Lender;

            (b) In the event of any delay in making settlement with insurers or the appropriate governmental authorities or effecting collection of the Insurance Proceeds, deposit with Lender the full amount required to complete construction as aforesaid;

            (c) In the event the Insurance Proceeds and the available proceeds of the Loan are insufficient to assure Lender that all contemplated repairs or construction will be completed, promptly deposit with Lender any amount necessary to assure that such contemplated repairs or construction will be completed; and

            (d) Promptly proceed or cause the applicable Master Tenant to proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

            Any request by Borrower for a disbursement by Lender of Insurance Proceeds and funds deposited by Borrower shall be treated by Lender as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

                                   ARTICLE 8
                         EVENTS OF DEFAULT AND REMEDIES

8.1   EVENTS OF DEFAULT.

            The occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT" as said term is used herein:

            (a) Failure of Borrower to pay the outstanding principal amount, all interest thereon and all other amounts owing hereunder or the other Loan Documents (the "INDEBTEDNESS") on the Maturity Date or the failure to pay, within five (5) days of the due date, any other payment obligations of Borrower to Lender, including any payments of interest (including Additional Interest), principal amortization, Excess Cash Flow or Exit Fee due pursuant to this Agreement;

            (b) Failure of Borrower to strictly comply with the provisions of
Section 4.2(b) (Transfers), Section 4.2(d) (insurance), Section 4.2(l) (no additional debt), Section 4.2(m) (organizational documents), Section 4.2(n) (single purpose entity), Section 4.2(w) (financial covenants), Section 4.2(x) (Junior Loan), Section 4.4(d) (licenses), Section 4.4(e) (licenses and other matters), and Article 6 (environmental matters);

            (c) Failure of Borrower for a period of thirty (30) days after written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents not set forth in the subsections above; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (Y) Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of Lender's notice, and

(Z) the existence of such default will not result in any Tenant having the right to terminate its Lease due to such default; and provided further that if a different notice or grace period is specified under any other subsection of this
Section 8.1 with respect to a particular breach, or if another subsection of this Section 8.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control;

            (d) Any material default by Borrower, as lessor, under the terms of any Lease (including the Master Leases) following the expiration of any applicable notice and cure period, provided that if the Lease (including the Master Leases) does not provide a notice and cure period, then the notice and cure period provided in (a) above will apply to any such monetary default, and the notice and cure period provided in (c) will apply to any such non-monetary default (which respective periods shall commence upon written notice of default from Lender or the applicable Tenant, whichever occurs first);

            (e) If any warranty, representation, statement, report or certificate made now or hereafter by Borrower or any Guarantor is untrue or incorrect in any material respect at the time made or delivered, provided that if such breach is reasonably susceptible of cure, then no Event of Default shall exist so long as the applicable party cures said breach (i) by the due date provided in (a) above for a breach that can be cured by the payment of money or
(ii) within the notice and cure period provided in (c) above for any other breach;

            (f) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower, any Manager, Junior Borrower, any Master Tenant or any Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any Project or any portion thereof is appointed, or Borrower, any Manager, Junior Borrower, any Master Tenant or any Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any Project or any portion thereof;

            (g) The occurrence of a default and the expiration of any cure period available to the applicable Master Tenant applicable thereto under any Master Lease;

            (h) The occurrence of a default and the expiration of any cure period available to a Manager under any Management Agreement; or

            (i) The occurrence of any other event or circumstance constituting a default under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such default therein.

8.2   REMEDIES CONFERRED UPON LENDER.

            Lender's rights, remedies and powers, as provided herein and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor of the Loan, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Lender's sole discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default. Upon the occurrence of any Event of Default, Lender may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

            (a) Take possession of any Project and do anything that is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution in the Projects to use unadvanced funds remaining under the Note or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against any Project; to execute all applications and certificates in the name of Borrower and prosecute and defend all actions or proceedings in connection with any of the Improvements or Projects; and to do any and every act which Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

            (b) Declare the Note or the Indebtedness to be immediately due and payable;

            (c) Use and apply any monies or letters of credit deposited by Borrower with Lender, including all escrows and reserves, regardless of the purposes for which the same was deposited, to cure any such default or to apply on account of any Indebtedness under this Agreement which is due and owing to Lender;

            (d) Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon Lender by operation of Law.

            Notwithstanding the foregoing, upon the occurrence of any Event of Default under Section 8.1(f) all amounts evidenced by the Note shall automatically become due and payable, without any presentment, demand, protest or notice of any kind to Borrower.

                                   ARTICLE 9
                        LOAN EXPENSE, COSTS AND ADVANCES

9.1   LOAN AND ADMINISTRATION EXPENSES.

            Whether or not the Loan is made, Borrower unconditionally agrees to pay all costs and expenses of the Loan, including all amounts payable pursuant to Sections 2.7, 2.8 and 9.3 and any and all other fees owing to Lender pursuant to the Loan Documents, and also including all documentation, modification, or workout costs relating to the Loan, recording, filing and registration fees and charges, mortgage or documentary taxes, UCC searches, title and survey charges, all fees and disbursements of Lender's consultants, any costs involved in the disbursement, syndication and administration of the Loan, any repair or maintenance costs or payments made to remove or protect against liens, all costs and expenses incurred by Lender in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of Lender hereunder and, if any default or Event of Default occurs hereunder or under any of the Loan Documents or if the Loan or Note or any portion thereof is not paid in full when and as due, all costs and expenses of Lender incurred in attempting to enforce or collect payment of the Loan or enforce any rights of Lender or Borrower's obligations hereunder and expenses of Lender incurred (including expenses relating to documentary and expert evidence and publication costs) in attempting to realize, while a default or Event of Default exists, on any security or incurred in connection with the sale, disposition (or preparation for sale or disposition) or liquidation of any security for the Loan (including any foreclosure sale, deed in lieu transaction or costs incurred in connection with any litigation or bankruptcy or administrative hearing and any appeals therefrom and any post-judgment enforcement action including, without limitation, supplementary proceedings in connection with the enforcement of this Agreement). All such costs or expenses incurred or advances or payments made by Lender shall also include court costs, legal fees and disbursements relating thereto and shall be included as additional Indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents bearing interest at the Default Rate set forth in the Note until paid. Borrower agrees to pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify, defend and hold Lender harmless against all claims, liabilities, and Expenses arising in relation to any claim by broker, finder or similar person. Lender may require the payment of Lender's outstanding fees and expenses as a condition to any disbursement of the Loan. Lender is hereby authorized, without any specific request or direction by Borrower, to make disbursements from time to time in payment of or to reimburse Lender for all Loan expenses and fees.

9.2   RIGHT OF LENDER TO MAKE ADVANCES TO CURE BORROWER'S DEFAULTS.

            In the event that Borrower fails to perform any of Borrower's covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), Lender may (but shall not be required to) perform any of such covenants, agreements and obligations, and any amounts expended by Lender in so doing shall constitute additional Indebtedness evidenced by the Note and secured by the Mortgages and the other Loan Documents and shall bear interest at a rate per annum equal to the Interest Rate (or Default Rate following an Event of Default) and including Additional Interest, if applicable.

9.3   INCREASED COSTS.

            Borrower agrees to pay Lender additional amounts to compensate Lender for any increase in its actual costs incurred in maintaining the Loan or any portion thereof outstanding or for the reduction of any amounts received or receivable from Borrower as a result of any change after the date hereof in any applicable Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, changing the basis of taxation of payments under this Agreement to Lender (other than taxes imposed on or measured by the net income or receipts of Lender or any franchise tax imposed on Lender). Any amount payable by Borrower under this Article 9 shall be paid within five
(5) days of receipt by Borrower of a notice by Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period.

9.4   BORROWER WITHHOLDING.

            If by reason of a change in any applicable Laws occurring after the date hereof, Borrower is required by Law to make any deduction or withholding in respect of any taxes (other than taxes imposed on or measured by the net income of or receipts of Lender or any franchise tax imposed on Lender), duties or other charges from any payment due under the Note, the sum due from Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Lender receives and retains a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made.

9.5   DOCUMENT AND RECORDING TAX INDEMNIFICATION.

            Borrower agrees to indemnify, defend and hold harmless Lender from and against any claim that any documentary or mortgage tax is due and payable in connection with the Loan or the execution, delivery or recording of the Loan Documents and to pay such taxes and Expenses incurred by Lender in connection therewith. Borrower may contest any determination that any such taxes are due, but shall pay any such taxes (including penalties and interest) when legally required. This paragraph shall survive repayment of the Loan.

                                   ARTICLE 10
                      ASSIGNMENTS BY LENDER AND DISCLOSURE

10.1  ASSIGNMENTS AND PARTICIPATIONS.

            Lender may from time to time, without the consent of Borrower, sell, transfer, pledge, assign and convey the Loan and the Loan Documents (or any interest therein) and may grant participations in the Loan. Borrower agrees to cooperate with Lender's efforts to do any of the foregoing and to execute all documents reasonably required by Lender in connection therewith which do not materially adversely affect Borrower's rights under the Loan Documents and Borrower shall be responsible only for payment of all of its own fees and expenses in connection therewith (including attorneys' fees).

10.2  DISCLOSURE OF INFORMATION.

            Lender shall have the right (but shall be under no obligation) to make available to (i) agents, employees, Affiliates, attorneys, advisors of Lender and any regulator, governmental agency or authority and (ii) prospective transferees, participants or purchasers of any interest in the Loan or any prospective bidder at any foreclosure sale of a Project, any and all information that Lender may have with respect to the Projects, Master Tenant, Borrower, Junior Borrower, Holding and Guarantors, whether provided by such Person or any third party, including, without limitation, (A) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (B) as may be required in connection with the examination, audit or similar investigation of such Person, provided, that Lender exercise the same degree of care that it exercises with respect to its own proprietary information to maintain the confidentiality of any confidential information thereby received or received with respect to the Projects, the Borrower, Junior Borrower, Holding or Guarantors. Confidential information shall include only such information identified as such at the time provided to Lender and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such person or (ii) is disclosed to such Person by a third party (including information obtained as a result of any environmental assessments), provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information. Borrower, Junior Borrower, Holding and Guarantors agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party as described above, and Borrower and Guarantors, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1  CAPTIONS.

            The captions and headings of various Articles, Sections and subsections of this Agreement and the other Loan Documents and the Exhibits and Schedules pertaining thereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof or thereof.

11.2  WAIVER OF JURY TRIAL.

            BORROWER, LENDER AND GUARANTORS EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BORROWER, LENDER AND GUARANTORS EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, LENDER AND GUARANTORS EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.3  JURISDICTION.

            TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A "PROCEEDING"), BORROWER AND EACH GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF CHICAGO, COUNTY OF COOK AND STATE OF ILLINOIS, AND
(B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT

SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER AND EACH GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY ILLINOIS STATE OR UNITED STATES COURT SITTING IN THE CITY OF CHICAGO AND COUNTY OF COOK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AND/OR EACH GUARANTOR, AS APPLICABLE, AT THE ADDRESS INDICATED BELOW OR AT THE ADDRESS ON THE GUARANTY, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER OR A GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

11.4  GOVERNING LAW.

            IRRESPECTIVE OF THE PLACE OF EXECUTION AND/OR DELIVERY, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT AS PROVIDED IN THE MORTGAGES.

11.5  LAWFUL RATE OF INTEREST.

            In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Loan Agreement, the Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Loan Agreement, the Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto ("EXCESS INTEREST"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if such Loan has been paid in full. Neither Borrower nor any Guarantor, other guarantor, endorser or surety nor their heirs, legal representatives, successors or assigns shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

11.6  MODIFICATION; CONSENT.

            No modification, waiver, amendment or discharge of this Agreement or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender's consent to be obtained in any future or other instance.

11.7 WAIVERS; ACQUIESCENCE OR FORBEARANCE NOT TO CONSTITUTE WAIVER OF LENDER'S REQUIREMENTS.

            (a) Borrower for itself, Guarantors, and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, (i) waives presentment for payment, demand, notice of nonpayment or dishonor, protest of any dishonor, protest and notice of protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of the Loan; (ii) waives and renounces all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, or exemption and homestead laws now provided, or which may hereafter be provided, by the laws of the United States and of any state thereof against the enforcement and collection of the obligations evidenced by the Note or this Loan Agreement or as a bar to the enforcement of the lien created by any of the Loan Documents.

            (b) Borrower for itself, Guarantors, and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Loan Agreement, the Note, and to any substitution, exchange or release of the collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, any Guarantor, endorsers, guarantors, or sureties, whether primarily or secondarily liable, without notice to Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Person; and (iv) expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

            (c) Each and every covenant and condition for the benefit of Lender contained in this Agreement and the other Loan Documents may be waived by Lender, provided, however, that to the extent that Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Lender of such requirements with respect to any future disbursements of Loan proceeds and Lender may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, including any failure to accelerate the Maturity Date shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Note or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Loan Documents. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under Article 7 of this Agreement operate to cure or waive Borrower's or any Guarantor's default in payment of sums secured by any of the Loan Documents.

11.8  DISCLAIMER BY LENDER.

            This Agreement and the other Loan Documents are made for the sole benefit of Borrower and Lender, and no other person or persons shall have any benefits, rights or remedies under or by reason of this Agreement or the other Loan Documents, or by reason of any actions taken by Lender pursuant to this Agreement or the other Loan Documents. Lender shall not be liable to any contractors, subcontractors, supplier, architect, engineer, Tenant or other party for labor or services performed or materials supplied in connection with the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against any Project. Lender neither undertakes nor assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Projects. Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by Lender in connection with such matters is for the protection of Lender only, and neither Borrower nor any third party is entitled to rely thereon.

11.9  PARTIAL INVALIDITY; SEVERABILITY.

            If any of the provisions of this Agreement or the other Loan Documents, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the other Loan Documents, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and to this end, the provisions of this Agreement and all the other Loan Documents are declared to be severable. All covenants and agreements of Borrower and Guarantors shall be joint and several.

11.10 DEFINITIONS INCLUDE AMENDMENTS.

            Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

11.11 EXECUTION IN COUNTERPARTS.

            This Agreement and the other Loan Documents may be executed in any number of counterparts and by different parties hereto or thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.12 ENTIRE AGREEMENT.

            This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower or Guarantors to Lender, embody the entire agreement and supersede all prior commitments, agreements, representations, and understandings, written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

11.13 WAIVER OF DAMAGES.

            In no event shall Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and Guarantors waive all claims for punitive, exemplary or consequential damages.

11.14 CLAIMS AGAINST LENDER.

            Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the claim of Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claim and Lender does not remedy or cure the default, if any there be, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as aforesaid. Borrower acknowledges that such waiver is or may be essential to Lender's ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan. No Guarantor or Tenant is intended to have any rights as a third-party beneficiary of the provisions of this Section 11.14.

11.15 SET-OFFS.

            After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs Lender from time to time to charge Borrower's accounts and deposits with Lender (or its Affiliates), and to pay over to Lender an amount equal to any amounts from time to time due and payable to Lender hereunder, under the Note or under any other Loan Document. Borrower hereby grants to Lender a security interest in and to all such accounts and deposits maintained by Borrower with Lender (or its Affiliates).

11.16 RELATIONSHIP.

            The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to Borrower or any other party.

11.17 AGENTS.

            In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

11.18 INTERPRETATION.

            With respect to all Loan Documents, whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language in the Loan Documents. This Agreement and all of the other Loan Documents shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties.

11.19 SUCCESSORS AND ASSIGNS.

            Subject to the restrictions on transfer and assignment contained in
Section 4.2(b) of this Agreement, this Agreement and the other Loan Documents shall inure to the benefit of and shall be binding on Lender, Borrower and Guarantors and their respective heirs, successors and permitted assigns.

11.20 TIME IS OF THE ESSENCE.

            Borrower agrees that time is of the essence under this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

11.21 NOTICES.

            Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing (c) if by FedEx or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission if before 3:00 p.m. (Chicago time) on a Business Day so long as copy is sent on the same day by overnight courier as set forth below:

      If to Borrower:

            AHC Purchaser, Inc.
            c/o Alterra Healthcare Corporation
            6737 W. Washington Street, Suite 2300
            Milwaukee, Wisconsin  53214
            Attention: Chief Financial Officer
            Telephone: 414-918-5000
            Facsimile: 414-918-5055

      With a copy to:

            Rogers & Hardin
            2700 International Tower, Peachtree Center
            229 Peachtree Street
            Atlanta, Georgia  30303
            Attention: Carolyn B. Dobbins
            Telephone: 404-522-4700
            Facsimile: 404-525-2224

      If to Lender:

            Merrill Lynch Capital, a Division of
               Merrill Lynch Business Financial Services Inc.
            222 North LaSalle Street - 18th Floor
            Chicago, Illinois  60601
            Attention: Vice President, Portfolio Manager
            Telephone: 312-499-3128
            Facsimile: 312-499-3026

      With a copy to:

            Merrill Lynch Capital, a Division
              of Merrill Lynch Business Financial
              Services Inc.
            7700 Wisconsin Avenue, Suite 400
            Bethesda, Maryland 20814
            Attention: Vice President, Portfolio Manager
            Telephone: 301-907-2200
            Facsimile: 301-907-2206

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Any notice or demand delivered to the person or entity named above to accept notices and demands for such party shall constitute notice or demand duly delivered to such party, even if delivery is refused.

11.22 JOINT AND SEVERAL LIABILITY.

            The Indebtedness and all other obligations of Borrower under the Loan Documents (collectively, the "OBLIGATIONS") shall be the joint and several obligations and liabilities of all Borrowers (if more than one). Hence, each Borrower shall be primarily and directly liable for repayment of the Indebtedness and all other Obligations.

11.23 WAIVER OF MARSHALLING.

            Upon any foreclosure sale of the Projects, as same may be sold either as a whole or in parcels, as Lender may elect, and if in parcels, the same be divided as Lender may elect, and at the election of Lender may be offered first in parcels and then as a whole, that offer producing the highest price for the Projects as a whole to prevail, any law, statutory or otherwise, to the contrary notwithstanding, and Borrower hereby waives the right to require any such sale to be made in a single or separate parcel or the right to select such parcels. Borrower hereby expressly waives any right pertaining to the marshalling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Lender to sell the Projects for the collection of

Indebtedness and the Obligations (without any prior or different resort for collection), or the right of Lender to the payment of Indebtedness and the Obligations out of the proceeds of sale of the Projects in preference to every other person and claimant.

            EXECUTED as of the date first set forth above.

                                    BORROWER:

                                    AHC PURCHASER, INC., a Delaware corporation

                                    By: /s/ Mark Ohlendorf
                                        ---------------------------------
                                        Mark Ohlendorf, President
                                    Borrower's Tax ID No.  39-1981032

                                    LENDER:

                                    MERRILL LYNCH CAPITAL, a Division of
                                    Merrill Lynch Business Financial
                                    Services Inc., a Delaware corporation

                                    By: /s/ Jason Schreiber
                                        ---------------------------------
                                        Jason Schreiber, Vice President

                                   EXHIBIT A-1

                                  THE PROJECTS

Name of Facility:              Clare Bridge of Ann Arbor

Master Tenant:                 Alterra Healthcare Corporation d/b/a Alterra
                               Assisted Living Services, Inc.

Address of Land:               750 West Eisenhower Parkway, Ann Arbor, MI 48103

County:                        Washtenaw

Number of Beds:                36

Number of Units:               36

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                                   EXHIBIT A-2

                                  THE PROJECTS

Name of Facility:              Sterling House of Leesburg

Master Tenant:                 Alterra Healthcare Corporation

Address of Land:               700 South Lake Street, Leesburg, FL 34748

County:                        Lake

Number of Beds:                60

Number of Units:               42

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                      (ALTERRA STERLING HOUSE OF LEESBURG)

PARCEL 1:

The South 300.00 feet of the North 950.00 feet of the West 435.60 feet of that part of Government Lot 4 in Section 25, Township 19 South, Range 24 East, in the City of Leesburg, Florida, lying South of the South line of the right-of-way of Dixie Avenue and East of the East line of the right-of-way of Lake Street as said streets existed on January 2, 1974.

Also described as:

That part of Government Lot 4 in Section 25, Township 19 South, Range 24 East, in the City of Leesburg, Florida, described as follows: Commence at the intersection of the South right-of-way line of Dixie Avenue with the East right-of-way line of Lake Street; thence run S 00 degrees 22' 04" E along the East right-of-way of Lake Street to a point on a line, said line being 650.00 feet South of (by perpendicular measure) the above said South right-of-way line of Dixie Avenue and the point of beginning; thence departing said East right-of-way line run N 89 degrees 59' 32" E parallel with the South right-of-way line of Dixie Avenue a distance of 435.61 feet; thence run S 00 degrees 22' 04" E parallel with the above said East right-of-way line of Lake Street a distance of 300.01 feet to a point on a line, said line being 950.00 feet South of (by perpendicular measure), the above said South right-of-way line of Dixie Avenue; thence run S 89 degrees 59' 32" W along said line a distance of
435.61 feet to the above mentioned East right-of-way line of Lake Street; thence run N 00 degrees 22' 04" W said East right-of-way line a distance of 300.01 feet to the point of beginning.

INFORMATIONAL NOTE: TAX PARCEL NO. 25-19-24-0003-000-206-00

PARCEL 2:

TOGETHER WITH rights of owner of Parcel 1 in a non-exclusive easement appurtenant to Parcel 1 created under that certain Reciprocal Retention and Drainage Easement recorded December 8, 1998, in Official Records Book 1667, Page 1595, Public Records of Lake County, Florida.

                                   EXHIBIT A-3

                                  THE PROJECTS

Name of Facility:              Sterling House I of West Melbourne

Master Tenant:                 Alterra Healthcare Corporation

Address of Land:               7300 Greensboro Drive, West Melbourne, FL 32904

County:                        Brevard

Number of Beds:                55

Number of Units:               42

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                   (ALTERRA STERLING HOUSE I OF WEST MELBOURNE
              (TOGETHER WITH STERLING HOUSE II OF WEST MELBOURNE))

PARCEL 1:

Part of Tract 1, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67 of the Public Records of Brevard County, Florida, being more particularly described as follows:

Commence at the Northeast corner of said tract for the Point of Beginning and run South 01 degrees 00'02" West a distance of 134.49 feet; thence North 88 degrees 38'22" West a distance of 11.39 feet to a point of curvature of a circular curve concave to the South having a radius of 210.00 feet and a central angle of 45 degrees 54'08"; thence Southwesterly along said curve an arc distance of 168.24 feet to a point of tangency; thence South 45 degrees 27'30" West a distance of 46.07 feet to a point of curvature of a circular curve concave to the Northwest having a radius of 150.00 feet and a central angle of 43 degrees 46'03"; thence Southwesterly along said curve an arc distance of
114.58 feet; thence North 00 degrees 48'31" East a distance of 265.75 feet; thence North 89 degrees 12'27" East a distance of 298.32 feet to the Point of Beginning.

INFORMATIONAL NOTE: Tax Parcel No. 27-36-36-25-1.2.

PARCEL 2:

The West 605.07 feet of Tract 1, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67, of the Public Records of Brevard County, Florida.

INFORMATIONAL NOTE: Tax Parcel No. 27-36-36-25-1.1.

Also Described As:

Tract l, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67, of the Public Records of Brevard County, Florida.

                                   EXHIBIT A-4

                                  THE PROJECTS

Name of Facility:                Sterling House II of West Melbourne

Master Tenant:                   Alterra Healthcare Corporation

Address of Land:                 7200 Greensboro Drive, West Melbourne, FL 32904

County:                          Brevard

Number of Beds:                  55

Number of Units:                 42

Legal Description of Land:       See Attached

                                LEGAL DESCRIPTION

                  (ALTERRA STERLING HOUSE II OF WEST MELBOURNE
               (TOGETHER WITH STERLING HOUSE I OF WEST MELBOURNE))

PARCEL 1:

Part of Tract 1, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67 of the Public Records of Brevard County, Florida, being more particularly described as follows:

Commence at the Northeast corner of said tract for the Point of Beginning and run South 01 degrees 00'02" West a distance of 134.49 feet; thence North 88 degrees 38'22" West a distance of 11.39 feet to a point of curvature of a circular curve concave to the South having a radius of 210.00 feet and a central angle of 45 degrees 54'08"; thence Southwesterly along said curve an arc distance of 168.24 feet to a point of tangency; thence South 45 degrees 27'30" West a distance of 46.07 feet to a point of curvature of a circular curve concave to the Northwest having a radius of 150.00 feet and a central angle of 43 degrees 46'03"; thence Southwesterly along said curve an arc distance of
114.58 feet; thence North 00 degrees 48'31" East a distance of 265.75 feet; thence North 89 degrees 12'27" East a distance of 298.32 feet to the Point of Beginning.

INFORMATIONAL NOTE: Tax Parcel No. 27-36-36-25-1.2.

PARCEL 2:

The West 605.07 feet of Tract 1, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67, of the Public Records of Brevard County, Florida.

INFORMATIONAL NOTE: Tax Parcel No. 27-36-36-25-1.1.

Also Described As:

Tract l, GREENBORO ACRES, according to the plat thereof as recorded on May 4, 1983, in Plat Book 29, pages 66 and 67, of the Public Records of Brevard County, Florida.

                                   EXHIBIT A-5

                                  THE PROJECTS

Name of Facility:                 Sterling House of Port Orange

Master Tenant:                    Alterra Healthcare Corporation

Address of Land:                  955 Village Trail Drive, Port Orange, FL 32127

County:                           Volusia

Number of Beds:                   60

Number of Units:                  42

Legal Description of Land:        See Attached

                                LEGAL DESCRIPTION

                     (ALTERRA STERLING HOUSE OF PORT ORANGE)

Lot 2, COUNTRYSIDE COMMERCIAL CENTER, UNIT IV, LOT 1, REPLAT as recorded in Map Book 45, Page 161, Public Records of Volusia County, Florida.

                                   EXHIBIT A-6

                                  THE PROJECTS

Name of Facility:                    Sterling House of Stuart

Master Tenant:                       Alterra Healthcare Corporation

Address of Land:                     3401 S.E. Aster Lane, Stuart, Fl 34999

County:                              Martin

Number of Beds:                      55

Number of Units:                     42

Legal Description of Land:           See Attached

                                LEGAL DESCRIPTION

                       (Alterra Sterling House of Stuart)

PARCEL 1:

A portion of Tracts 51, 52 and 53, Plat of Port Sewall "SEWALL'S POINT LAND COMPANY SUBDIVISION", as recorded in Plat Book 3, Page 7, of the Public Records of Palm Beach (now Martin) County, Florida, being more particularly described as follows:

Begin at the intersection of the Easterly right-of-way line of S.E. Aster Lane and the Northerly right-of-way line of S.E. Indian Street (said point being the S.W. corner of Tract 51 of said Plat); thence along said Easterly right-of-way line of S.E. Aster Lane, North 23 degrees 16'48" West a distance of 340.21 feet to the point and place of beginning; thence continuing North 23 degrees 16'48" West a distance of 260.00 feet to a point; thence North 66 degrees 42'08" East,
586.50 feet to a point; thence South 23 degrees 16'48" East, 260.00 feet to a point; thence South 66 degrees 42'08" West, 586.50 feet to the Point of Beginning.

INFORMATIONAL NOTE: Tax Parcel No. 38-38-41-002-051-00010.0

PARCEL 2:

TOGETHER WITH a drainage easement appurtenant to Parcel 1 granted by, or created under, that certain Declaration of Common Use; Access and Maintenance for Lift Station; Water Mains and Drainage Easement recorded in Official Records Book 1154, Page 2617, Public Records of Martin County, Florida burdening the lands described therein, LESS AND EXCEPT any part of said burdened parcel also contained in the legal description in that certain Warranty Deed from D&R Properties, Inc., a Florida corporation to Martin County, a political subdivision of the State of Florida, filed September 13, 1995, Official Records Book 1139, Page 2831, Public Records of Martin County, Florida.

                                   EXHIBIT A-7

                                  THE PROJECTS

Name of Facility:                      Sterling House I of Tequesta

Master Tenant:                         Alterra Healthcare Corporation

Address of Land:                       205 Village Boulevard, Tequesta, FL 33469

County:                                Palm Beach

Number of Beds:                        55

Number of Units:                       42

Legal Description of Land:             See Attached

                                LEGAL DESCRIPTION

                      (ALTERRA STERLING HOUSE OF TEQUESTA I
             (TOGETHER WITH ALTERRA STERLING HOUSE OF TEQUESTA II))

Parcel 1 of ALS PLAT OF VILLAGE OF TEQUESTA, according to the Plat thereof, as recorded in Plat Book 89, Pages 108 through 111, inclusive, of the public records of Palm Beach County, Florida.

TOGETHER WITH non-exclusive easement rights created by that certain Reciprocal Retention and Drainage Easement by and between Meditrust Company, LLC, a Delaware limited liability company (successor by merger to Meditrust of Florida, Inc.) and ALS-Clare Bridge, Inc., a Delaware corporation, recorded in Official Records Book 10845, Page 137, of the Public Records of Palm Beach County, Florida.

                                   EXHIBIT A-8

                                  THE PROJECTS

Name of Facility:                    Sterling House II of Tequesta

Master Tenant:                       Alterra Healthcare Corporation

Address of Land:                     211 Village Boulevard, Tequesta, FL 33469

County:                              Palm Beach

Number of Beds:                      55

Number of Units:                     42

Legal Description of Land:           See Attached

                                LEGAL DESCRIPTION

                     (ALTERRA STERLING HOUSE OF TEQUESTA II
              (TOGETHER WITH ALTERRA STERLING HOUSE OF TEQUESTA I))

Parcel 1 of ALS PLAT OF VILLAGE OF TEQUESTA, according to the Plat thereof, as recorded in Plat Book 89, Pages 108 through 111, inclusive, of the public records of Palm Beach County, Florida.

TOGETHER WITH non-exclusive easement rights created by that certain Reciprocal Retention and Drainage Easement by and between Meditrust Company, LLC, a Delaware limited liability company (successor by merger to Meditrust of Florida, Inc.) and ALS-Clare Bridge, Inc., a Delaware corporation, recorded in Official Records Book 10845, Page 137, of the Public Records of Palm Beach County, Florida.

                                   EXHIBIT A-9

                                  THE PROJECTS

Name of Facility:                    Clare Bridge of Montgomery

Master Tenant:                       Alterra Healthcare Corporation

Address of Land:                     1089 Horsham Road, North Wales, PA 19454

County:                              Montgomery

Number of Beds:                      48

Number of Units:                     48

Legal Description of Land:           See Attached

                                LEGAL DESCRIPTION

                      (ALTERRA CLARE BRIDGE OF MONTGOMERY)

ALL THAT CERTAIN tract or piece of land, SITUATE in Montgomery Township, Montgomery County, Pennsylvania, bounded and described in that certain Plan of Survey made for Clare Bridge of Montgomery, an Assisted Living Facility, by Gilmore & Associates, Inc., Consulting Engineers & Land Surveyors, Montgomery Township, Montgomery County, Pennsylvania, dated 10/29/1996, last revised 11/27/1996, Job No. 94-1114, as follows, to wit:

BEGINNING at a point on the Northwesterly right-of-way (50 feet wide) of Horsham Road (S.R. 463) said point marking the most Westerly corner of land now or late of Daniel MacCauley; thence along the Northeasterly side of Horsham Road (S.R.
463), North 50 degrees 15 minutes 00 seconds West, 479 and 80/100 feet to a point in line of land now or late of James E. Barr; thence the two following courses and distances along lands now or late of James E. Barr;

(1) North 39 degrees 47 minutes 32 seconds East, crossing a concrete monument set 20 and 91/100 feet from the beginning of this for a distance of 284 and 26/100 feet to a point a stone found;

(2) North 50 degrees 12 minutes 28 seconds West 148 and 50/100 feet to a point in line of lands now or late of Arthur J. and Clare A. Moore a concrete monument set;

Thence along said lands of Moore, North 39 degrees 47 minutes 32 seconds East 194 and 12/100 feet to a point a concrete monument set in line of lands now or late of McKee Group, Village of Neshaminy Falls;

Thence the three following courses and distances along said lands of McKee;

(1) South 50 degrees 15 minutes 00 seconds East 185 and 96/100 feet to a point a corner;

(2) North 39 degrees 35 minutes 00 seconds East 372 and 91/100 feet to a point a concrete monument set;

(3) South 50 degrees 15 minutes 00 seconds East 440 and 60/100 feet to a point a concrete monument set in line of lands now or late of Mahn Dong Ja Sook Kim;

THENCE along said lands of Dong and Kim and also along lands now or late of Robert and Linda Vietri and lands now or late of Seth and Diane Braverman and lands now or late of Daniel MacCauley South 39 degrees 35 minutes 00 seconds West 851 and 40/100 feet crossing a concrete monument 24 and 11/100 feet from the end of this line to the point of beginning.

TAX MAP PARCEL #46-00-01108-00-7.

                                  EXHIBIT A-10

                                  THE PROJECTS

Name of Facility:                    Wynwood of Montgomery

Master Tenant:                       Alterra Healthcare Corporation

Address of Land:                     1091 Horsham Road, North Wales, PA 19454

County:                              Montgomery

Number of Beds:                      72

Number of Units:                     72

Legal Description of Land:           See Attached

                                LEGAL DESCRIPTION

                         (ALTERRA WYNWOOD OF MONTGOMERY)

ALL THAT CERTAIN tract or piece of land, SITUATE in Montgomery Township, Montgomery County, Pennsylvania, bounded and described in that certain Plan of Survey made for Clare Bridge of Montgomery, an Assisted Living Facility, by Gilmore & Associates, Inc., Consulting Engineers & Land Surveyors, Montgomery Township, Montgomery County, Pennsylvania, dated 10/29/1996, last revised 11/27/1996, Job No. 94-1114, as follows, to wit:

BEGINNING at a point on the Northwesterly right-of-way (50 feet wide) of Horsham Road (S.R. 463) said point marking the most Westerly corner of land now or late of Daniel MacCauley; thence along the Northeasterly side of Horsham Road (S.R.
463), North 50 degrees 15 minutes 00 seconds West, 479 and 80/100 feet to a point in line of land now or late of James E. Barr; thence the two following courses and distances along lands now or late of James E. Barr;

(3) North 39 degrees 47 minutes 32 seconds East, crossing a concrete monument set 20 and 91/100 feet from the beginning of this for a distance of 284 and 26/100 feet to a point a stone found;

(4) North 50 degrees 12 minutes 28 seconds West 148 and 50/100 feet to a point in line of lands now or late of Arthur J. and Clare A. Moore a concrete monument set;

Thence along said lands of Moore, North 39 degrees 47 minutes 32 seconds East 194 and 12/100 feet to a point a concrete monument set in line of lands now or late of McKee Group, Village of Neshaminy Falls;

Thence the three following courses and distances along said lands of McKee;

(4) South 50 degrees 15 minutes 00 seconds East 185 and 96/100 feet to a point a corner;

(5) North 39 degrees 35 minutes 00 seconds East 372 and 91/100 feet to a point a concrete monument set;

(6) South 50 degrees 15 minutes 00 seconds East 440 and 60/100 feet to a point a concrete monument set in line of lands now or late of Mahn Dong Ja Sook Kim;

THENCE along said lands of Dong and Kim and also along lands now or late of Robert and Linda Vietri and lands now or late of Seth and Diane Braverman and lands now or late of Daniel MacCauley South 39 degrees 35 minutes 00 seconds West 851 and 40/100 feet crossing a concrete monument 24 and 11/100 feet from the end of this line to the point of beginning.

TAX MAP PARCEL #46-00-01108-00-7.

                                  EXHIBIT A-11

                                  THE PROJECTS

Name of Facility:                     Sterling House of Sussex

Master Tenant:                        Alterra Healthcare Corporation

Address of Land:                      W240 N6351 Maple Avenue, Sussex, WI 53089

County:                               Waukesha

Number of Beds:                       20

Number of Units:                      20

Legal Description of Land:            See Attached

                                LEGAL DESCRIPTION

                       (ALTERRA STERLING HOUSE OF SUSSEX)

PARCEL A:

Lot 2 of Certified Survey Map No. 7557, recorded on December 1, 1994, in Volume 64 of Certified Survey Maps, on Pages 260-263, as Document No. 2009954, being a redivision of Lot 1, Certified Survey Map No. 7534 and that part of the Northeast 1/4 of the Northeast 1/4 of Section 27, Town 8 North, Range 19 East, Village of Sussex, County of Waukesha, State of Wisconsin.

PARCEL B:

A non-exclusive easement for parking and ingress and egress set forth in Easement recorded as Document No. 2014740 and First Amendment to Easement Agreement recorded as Document No. 2163800.

Tax Key No. SUXV 2049.964.002

ADDRESS: W240 N6351 Maple Avenue

                                  EXHIBIT A-12

                                  THE PROJECTS

Name of Facility:                      Sterling House of Abilene

Master Tenant:                         Alterra Healthcare Corporation

Address of Land:                       1101 N. Vine Street, Abilene, KS 67410

County:                                Dickenson

Number of Beds:                        33

Number of Units:                       33

Legal Description of Land:             See Attached

                                LEGAL DESCRIPTION

                       (ALTERRA STERLING HOUSE OF ABILENE)

PARCEL A:

A parcel of land located in the Northeast Quarter of Section Seventeen (17), Township Thirteen (13) South, Range Two (2) East of the 6th Principal Meridian, Dickinson County, Kansas, described as follows:

Commencing at the Northeast corner of said Section 17; thence South along the East line of said section a distance of 936.70 feet; thence West a distance of 30 feet to the West right-of-way line of Vine Street to the point of beginning; thence South 89 degrees 57'40" West a distance of 514.50 feet; thence South 00 degrees 00'00" East a distance of 400.00 feet; thence North 89 degrees 57'40" East a distance of 221.25 feet; thence North 00 degrees 02'20" West a distance of 197.79 feet; thence North 43 degrees 37'46" East a distance of 108.29 feet; thence South 44 degrees 53'56" East a distance of 14.28 feet; thence on a curve with a radius of 5.16 feet and a distance of 10.58 feet; thence on a curve with a radius of 15.73 feet and a distance of 6.96 feet; thence North 00 degrees 38'31" West a distance of 27.70 feet; thence South 90 degrees 00'00" East a distance of 199.28 feet; thence North 00 degrees 00'00" East a distance of 97.15 feet to the point of beginning.

PARCEL B:

TOGETHER WITH the rights and benefits of that certain Joint Easement for ingress, egress and parking, dated November 10, 1997, by and between The City of Abilene, Kansas, a municipal corporation and Sterling House Corporation, filed November 13, 1997 and recorded in Misc. Book 237, Page 450.

PARCEL C:

Easement TOGETHER WITH the rights and benefits of that certain Utility Easement, dated November 10, 1997, and recorded November 13, 1997 in Misc. Book 237, Page 458.

TAX PARCEL NO. AB0001YY

                                  EXHIBIT A-13

                                  THE PROJECTS

Name of Facility:                        Sterling House of Hays

Master Tenant:                           Alterra Healthcare Corporation

Address of Land:                         1801 E. 27th Street, Hays, KS 67601

County:                                  Ellis

Number of Beds:                          33

Number of Units:                         33

Legal Description of Land:               See Attached

                                LEGAL DESCRIPTION

                        (ALTERRA STERLING HOUSE OF HAYS)

The South Two Hundred Seventy feet (S 270') of Lot One (1), Block One (1), STERNBERG FIRST ADDITION to the City of Hays, Ellis County, Kansas, also described as follows:

A tract of land in the Southeast Quarter (SE/4) of Section Twenty-seven (27), Township Thirteen (13) South, Range Eighteen (18) West of the 6th P.M., Ellis County, Kansas:

Commencing at the Southeast corner of said Section; thence S 89 degrees 28'28" W along the South line of said Section a distance of 1,305.63 feet; thence N 00 degrees 31'32" W a distance of 50.00 feet to the point of beginning; thence S 89 degrees 28'28" W along the North right of way line of 27th Street a distance of
350.00 feet; thence N 00 degrees 31'32" W a distance of 270.00 feet; thence N 89 degrees 28'28" E a distance of 350.00 feet; thence S 00 degrees 31'32" E a distance of 270.00 feet to the point of beginning.

TAX PARCEL ID #010-73910

                                  EXHIBIT A-14

                                  THE PROJECTS

Name of Facility:               Sterling House of Bowling Green

Master Tenant:                  Alterra Healthcare Corporation

Address of Land:                121 N. Wintergreen Road, Bowling Green, OH 43402

County:                         Wood

Number of Beds:                 37

Number of Units:                37

Legal Description of Land:      See Attached

                                LEGAL DESCRIPTION

                    (ALTERRA STERLING HOUSE OF BOWLING GREEN)

Being a parcel of land located in part of the West 1/2 of the Southeast 1/4 of
Section 23, Town 5 North, Range 10 East, Plain Township, Wood County, Ohio, and being more particularly described as follows: Commencing at a railroad spike found marking the southeast corner of the West 1/2 of the Southeast 1/4 of said
Section 23 also the point of intersection of the centerline of Bowling Green Road (Pearl Street) with that of Wintergarden Road); thence North 00 degrees 00'00" East 323.00 feet, on and along said centerline of Wintergarden Road also the East line of the West 1/2 of the Southeast 1/4 of said Section 23, to a found PK nail the principal point of beginning for this legal description; thence South 89 degrees 21'57" West 618.00 feet, on and along the Northerly line of lands now or formerly of Robert S. Beattie as shown on Wood County Recorder's Deed Volume 669 at Page 663 and of Michael P. French as shown in Wood County Recorder's Deed Volume 682 at Page 906, to a point; thence North 00 degrees 32'26" West 300.00 feet, on and along the Easterly line of Stonegate Farm Condominium, to a point; thence North 89 degrees 21'57" East 620.83 feet to a point in the centerline of Wintergarden Road also the East line of the West 1/2 of the Southeast 1/4 of said Section 23; thence on and along said centerline and East line, South 00 degrees 00'00" West 300.02 feet to the principal point of beginning enclosing an area of 4.2659 acres of land, more or less, subject to all legal highways, easements and restrictions written or recorded. PREMISES NOW IN CITY OF BOWLING GREEN BY ANNEXATION.

The bearings referred to herein are based upon an assumed meridian and are used solely for the purpose of angular measurement.

      Excepting from the above described property, the portion of said property conveyed by Sterling House Corporation to the City of Bowling Green, Ohio for use as a right of way pursuant to instrument recorded in Volume 732, Page 426, Deed Records, Wood County, Ohio which portion of the property is more particularly described as follows:

      Situated in the West 1/2 of the Southeast 1/4 of Section 23, Town 5 North, Range 10 East, in Plain Township, Wood County, Ohio, and being a 40.00 foot wide strip, being described as follows:

      Commencing at a railroad spike I previously set marking the southeast corner of the said West 1/2 of the Southeast 1/4, being also the intersection of the centerlines of the original right-of-way for Wintergarden Road with Pearl Street;

Thence on an assumed bearing of N 00 Degress 00 Seconds 00 Minutes East, on the east line of the said West 1/2, a distance of 323.00 feet to the POINT OF BEGINNING,

      Thence S 89 degrees, 21 minutes, 57 seconds West, on the Grantor's south property line, 40.00 feet;

      Thence North 00 degrees, 00 minutes, 00 seconds East, parallel with said East line of the West 1/2, a distance of 300.02 feet to the Grantor's North property line;

      Thence North 89 degrees, 21 minutes, 57 seconds East, on the said North property line, 40.00 feet to the said east line of the West 1/2;

      Thence South 00 degrees, 00 minutes, 00 seconds West, on the said East line,

      300.02 feet to the POINT OF BEGINNING.

                                  EXHIBIT A-15

                                  THE PROJECTS

Name of Facility:                    Sterling House of Mansfield

Master Tenant:                       Alterra Healthcare Corporation

Address of Land:                     1841 Middle Bellville, Mansfield, OH 44904

County:                              Richland

Number of Beds:                      42

Number of Units:                     42

Legal Description of Land:           See Attached

                                LEGAL DESCRIPTION

                      (ALTERRA STERLING HOUSE OF MANSFIELD)

Situated in the City of Mansfield, County of Richland and State of Ohio and being a part of Lot Number Nineteen Thousand Four Hundred Thirty-Three (#19433) of the consecutively numbered lots in said City (Volume 22, Page 83) more particularly described as follows: Beginning for the same at an iron pin found marking the southeast corner of said lot; thence North 90 degrees 00 minutes 00 seconds West with the south line of said lot a distance of 420.66 feet to an iron pin found marking a point of curve; thence northwesterly along a curve concave to the northeast with a central angle of 89 degrees 03 minutes 07 seconds a radius of 40.00 feet a chord distance of 56.09 feet, which bears North 45 degrees 28 minutes 26 seconds West to an iron pin found marking the point of tangency of said curve; thence North 00 degrees 56 minutes 53 seconds West with the west line of said lot a distance of 210.69 feet to an iron pin found; thence South 90 degrees 00 minutes 00 seconds East a distance of 463.82 feet to an iron pin found on the east line of said lot; thence South 00 degrees 04 minutes 23 seconds East with said east line of said lot a distance of 250.00 feet to the place of beginning containing 2.643 acres. NOTE: The bearings on this plat are based on an assumed meridian and are used only for the purpose of describing angular measurements. NOTE: This survey and legal description are based on a survey made by Douglas C. Seiler, Richland County Deed Referenced Volume 913, Page 790-792. I.P. found equals 5/8 inch rebar with I.P. Cap stamped "Seiler 6869."

                                  EXHIBIT A-16

                                  THE PROJECTS

Name of Facility:                     Sterling House of New Braunfels

Master Tenant:                        Alterra Healthcare Corporation

Address of Land:                      2357 Loop 337, New Braunfels, TX 78130

County:                               Comal

Number of Beds:                       37

Number of Units:                      37

Legal Description of Land:            See Attached

                                LEGAL DESCRIPTION

                    (ALTERRA STERLING HOUSE OF NEW BRAUNFELS)

All that certain tract or parcel of land lying and being situated within the corporate limits of the City of New Braunfels, Texas, known and designated as Lot 1, Block 1, OAKWOOD ESTATES COMMERCIAL UNIT THREE, according to the Map or Plat recorded in Volume 12, Page 65, Map and Plat Records of Comal County, Texas.

                                  EXHIBIT A-17

                                  THE PROJECTS

Name of Facility:                      Sterling House of Ithaca

Master Tenant:                         Ithaca Bundy Tenant, Inc.

Manager:                               Alterra Healthcare Corporation

Address of Land:                       103 Bundy Road, Ithaca, NY 14850

County:                                Tompkins

Number of Beds:                        48

Number of Units:                       46

Management Agreement:                  That certain Property Management Services
                                       Agreement dated as of March 12, 1999,
                                       which was originally entered into between Ithaca Bundy Road LLC and Alterra
                                       Healthcare Corporation (formerly known as
                                       Alternative Living Services, Inc.), and
                                       as the rights and obligations of Ithaca
                                       Bundy Road, LLC under such Agreement were assumed by Ithaca Bundy Tenant, Inc.
                                       pursuant to that certain Novation of
                                       Property Management Agreement dated as of December 7, 2001, and as such Agreement was further amended by that certain
                                       Amendment of even date herewith.

Legal Description of Land:             See Attached

                                LEGAL DESCRIPTION

                            STERLING HOUSE ITHACA, NY

ALL that tract or parcel of land situate in the Town of Ithaca, County of Tompkins, State of New York, bounded and described as follows:

BEGINNING at an iron pin found in concrete at the intersection of the south right-of-way of Bundy Road with the west highway line of Trumansburg Road (New York State Route 96);

RUNNING THENCE South 34 degrees 44 minutes 06 seconds East along the west line of Trumansburg Road a distance of 169.41 feet to an iron pin found in concrete;

RUNNING THENCE South 40 degrees 29 minutes 44 seconds East along the west line of Trumansburg Road a distance of 20.65 feet to a point;

RUNNING THENCE South 52 degrees 10 minutes 37 seconds West for a distance of
525.52 feet to a point;

RUNNING THENCE North 37 degrees 00 minutes 32 seconds West for a distance of
247.49 feet to a point;

RUNNING THENCE North 07 degrees 59 minutes 28 seconds East for a distance of
337.41 feet to a point in the south line of Bundy Road; and

RUNNING THENCE South 82 degrees 22 minutes 00 seconds East, passing through an iron pin found in concrete at a distance of 150.17 feet, a total distance of
410.88 feet to the point and place of BEGINNING.

TOGETHER WITH the benefit of that certain Reciprocal Easement Agreement made by and between Ithaca Bundy Road, LLC and Ithaca Trumansburg Road, LLC, dated August 26, 1998, recorded August 26, 1998 in the Tompkins County Clerk's Office in Liber 828 of Deeds at page 176.

                                  EXHIBIT A-18

                                  THE PROJECTS

Name of Facility:              Clare Bridge Cottage of Ithaca

Master Tenant:                 Ithaca Sterling Cottage Operator, Inc.

Manager:                       Alternative Living Services - New York, Inc.

Address of Land:               101 Bundy Road, Ithaca, NY 14850

County:                        Tompkins

Number of Beds:                36

Number of Units:               36

Management Agreement:          That certain Management Services Agreement by
                               and between Ithaca Trumansburg Road Partners and
                               Alternative Living Services - New York, Inc., as assigned to Ithaca Sterling Cottage Operator,
                               Inc. pursuant to that certain Assignment and Assumption Agreement dated as of November, 1999, and as further as amended by that certain
                               Amendment of even date herewith.

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                         CLARE BRIDGE COTTAGE ITHACA, NY

ALL that tract or parcel of land situate in the Town of Ithaca, County of Tompkins, State of New York bounded and described as follows:

BEGINNING at an iron pin found in concrete in the west line of Trumansburg Road (New York State Route 96), said pin being located the following two (2) courses and distances from the intersection of the south line of Bundy Road with the west line of Trumansburg Road:

(1)   South 34 degrees 44 minutes 06 seconds East 169.41 feet; and

(2)   South 40 degrees 29 minutes 44 seconds East 389.86 feet;

RUNNING THENCE South 50 degrees 32 minutes 53 seconds West for a distance of
315.55 feet to a point;

RUNNING THENCE North 82 degrees 00 minutes 32 seconds West for a distance of
329.03 feet to a point;

RUNNING THENCE North 37 degrees 00 minutes 32 seconds West for a distance of
141.85 feet to a point;

RUNNING THENCE North 52 degrees 10 minutes 37 seconds East for a distance of
525.52 feet to a point; and

RUNNING THENCE South 40 degrees 29 minutes 44 seconds East along the west line of Trumansburg Road, passing through an iron pin found in concrete at a distance of 233.20 feet, a total distance of 369.21 feet to the point and place of BEGINNING.

TOGETHER WITH the rights created for the benefit of the above described parcel by that certain Easement Agreement dated August 26, 1998 from Richard A. Perry and Mary Louise Perry to Ithaca Trumansburg Road, LLC recorded in the Tompkins County Clerk's Office in Book 828 of Deeds at page 158.

TOGETHER WITH the benefit of that certain Reciprocal Easement made by and between Ithaca Trumansburg Road, LLC and Ithaca Bundy Road LLC, dated August 26, 1998, recorded August 26, 1998 in Book 828 of Deeds at page 176.

                                  EXHIBIT A-19

                                  THE PROJECTS

Name of Facility:              Clare Bridge Cottage of Niagara

Master Tenant:                 Alternative Living Services - New York, Inc.

Manager:                       Niagara Sterling Cottage Operator, Inc.

Address of Land:               6751 Nash Road, Wheatfield, NY 14120

County:                        Niagara

Number of Beds:                42

Number of Units:               40

Management Agreement:          Management Services Agreement by and between
                               Alternative Living Services - New York, Inc. and
                               Niagara Sterling Cottage Operator, Inc. dated as of April 18, 2000 as amended by that certain
                               Amendment of even date herewith.

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                        CLARE BRIDGE COTTAGE NIAGARA, NY

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Wheatfield, County of Niagara and State of New York, being part of Lot No. 24, Township 13, Range 8 of the Holland Land Company's Survey bounded and described as follows:

COMMENCING at a point in the west line of Lot No. 24, also being the center line of Nash Road (66 feet wide), distant southerly measured along said line 1,117.16 feet from the northwest corner of said Lot No. 24;

THENCE easterly along a line perpendicular to the west line of No. 24 a distance of 33.00 feet to a point in the easterly line of Nash Road, said point being the point or place of BEGINNING;

THENCE continuing easterly along the aforementioned line a distance of 114.49 feet to a point;

THENCE southeasterly along a line at an interior angle of 150 degrees 00 minutes 13 seconds a distance of 9470 feet to a point;

THENCE easterly along a line at an interior angle of 209 degrees 59 minutes 47 seconds a distance of 470.46 feet to a point;

THENCE southerly along a line parallel with the west line of Lot No. 24 at an interior angle of 90 degrees 00 minutes 00 seconds a distance of 427.90 feet to a point;

THENCE westerly along a line parallel with the north line of Lot No. 24 at an interior angle of 90 degrees 32 minutes 25 seconds a distance of 467.00 feet to a point in the southeast corner of lands conveyed to Paul A. Cassavaugh as recorded in the Niagara County Clerk's Office in Liber 1910 of Deeds at page 77;

THENCE northerly along a line parallel with the west line of Lot No. 24 at an interior angle of 89 degrees 27 minutes 35 seconds a distance of 280.00 feet to a point;

THENCE westerly along a line parallel with the north line of Lot No. 24 at an interior angle of 270 degrees 32 minutes 25 seconds a distance of 200.00 feet to a point in the easterly line of Nash Road;

THENCE northerly along the easterly line of Nash Road a distance of 201.53 feet to a point or place of BEGINNING.

TOGETHER WITH the benefit of that certain Access Easement made by and between Niagara Land Holding Company LLC, Niagara Nash Road, LLC and Niagara 50 Wheatfield, LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp 161.

TOGETHER WITH the benefit of that certain Cross-Easement Agreement made by and between Niagara SC Wheatfield, LLC and Niagara Nash Road LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp 187.

TOGETHER WITH the benefit of that certain Utility Easement Agreement made by and between Niagara SC Wheatfield, LLC and Niagara Nash Road, LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp 173.

TOGETHER WITH the benefit of that certain Sanitary Sewer Easement made by and between Paul Cassavaugh, Niagara SC Wheatfield, LLC, Niagara Nash Road LLC and Niagara Land Holding Company, LLC, dated as of July 22, 1999, recorded on September 28, 1999 in Liber 2962 page 291.

                                  EXHIBIT A-20

                                  THE PROJECTS

Name of Facility:              Sterling House of Niagara

Master Tenant:                 Niagara Nash Tenant

Manager                        Alterra Healthcare Corporation

Address of Land:               6741 Nash Road, Wheatfield, NY 14120

County:                        Niagara

Number of Beds:                46

Number of Units:               46

Management Agreement:          That certain Property Management Services
                               Agreement dated as of October 18, 1999, which was originally entered into between Niagara Nash
                               Road, LLC and Alterra Healthcare Corporation, and as the rights and obligations of Niagara Nash
                               Road, LLC under such Agreement were assumed by Niagara Nash Tenant, Inc. pursuant to that certain Novation of Property Management Agreement dated as of December 7, 2001, and as such Agreement was further amended by that certain
                               Amendment of even date herewith.

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                           STERLING HOUSE NIAGARA, NY

ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Wheatfield, County of Niagara and State of New York, being part of Lot No. 24, Township 13, Range 8 of the Holland Land Company's Survey bounded and described as follows:

COMMENCING at a point in the west line of Lot No. 24, also being the center line of Nash Road (66 feet wide), distant southerly measured along said line 890.00 feet from the northwest corner of said Lot No. 24;

THENCE easterly along a line parallel with the north line of Lot No. 24 a distance of 33.00 feet to a point in the easterly line of Nash Road, said point being the point or place of BEGINNING;

THENCE continuing easterly along the aforementioned line a distance of 667.00 feet to a point;

THENCE southerly along a line parallel with the west line of Lot No. 24 at an interior angle of 89 degrees 27 minutes 35 seconds a distance of 281.10 feet to a point;

THENCE westerly along a line at an interior angle of 90 degrees 00 minutes 00 seconds a distance of 470.46 feet to a point;

THENCE northwesterly along a line at an interior angle of 150 degrees 00 minutes 13 seconds a distance of 94.70 feet to a point;

THENCE westerly along a line at an interior angle of 209 degrees 59 minutes 47 seconds a distance of 114.49 feet to a point in the easterly line of Nash Road;

THENCE northerly along the easterly line of Nash Road a distance of 227.47 feet to the point or place of BEGINNING.

TOGETHER WITH the benefit of that certain Access Easement made by and between Niagara Land Holding Company LLC, Niagara Nash Road, LLC and Niagara 50 Wheatfield, LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp 161.

TOGETHER WITH the benefit of that certain Cross-Easement Agreement made by and between Niagara SC Wheatfield, LLC and Niagara Nash Road LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp. 187.

TOGETHER WITH the benefit of that certain Utility Easement Agreement made by and between Niagara SC Wheatfield, LLC and Niagara Nash Road, LLC, dated as of March 10, 1999, recorded March 11, 1999 in Liber 2906 cp.173.

TOGETHER WITH the benefit of that certain Sanitary Sewer Easement made by and between Paul Cassavaugh, Niagara SC Wheatfield, LLC, Niagara Nash Road LLC and Niagara Land Holding Company, LLC, dated as of July 22, 1999, recorded on September 28, 1999 in Liber 2962 page 291.

                                  EXHIBIT A-21

                                  THE PROJECTS

Name of Facility:              Clare Bridge Cottage of Clinton

Master Tenant:                 Clinton Sterling Cottage Operator, Inc.

Manager:                       Alternative Living Services - New York, Inc.

Address of Land:               115 Brookside Drive, Clinton, NY 13323

County:                        Oneida

Number of Beds:                40

Number of Units:               40

Management Agreement:          Management Services Agreement by and between
                               Alternative Living Services - New York, Inc. and
                               Clinton Sterling Cottage Operator, Inc. dated as of April 18, 2000 and as amended by that certain
                               Amendment of even date herewith.

Legal Description of Land:     See Attached

                                LEGAL DESCRIPTION

                        CLARE BRIDGE COTTAGE CLINTON, NY

Parcel A

All that certain plot, piece or parcel of land, situate in the Town of Kirkland, County of Oneida and State of New York and designated as Parcel 3 on a "Map of Property to be Acquired by Shermanbrook Village, Inc., Town of Kirkland, Oneida Co., New York," dated October 12, 1989 by Merritt & LaBella, Professional Land Surveyor (the "Filed Map") and filed October 27, 1989 in the Oneida County Clerk's Office and more particularly described as follows, to wit:

BEGINNING at a point in the westerly highway boundary line of Craig Road and Kellogg Street and said point being the southeast corner of the first parcel of land conveyed to Eugene Lawson by deed dated September 11, 1953 and recorded in the Oneida County Clerk's Office in Liber 1415 of Deeds at page 131;

RUNNING THENCE South 14 degrees 33 minutes 59 seconds East along the westerly highway boundary line of Craig along said last mentioned line a distance of
353.49 feet to a point;

THENCE South 12 degrees 53 minutes 39 seconds East along said last mentioned line 135.35 feet to a point;

THENCE South 10 degrees 28 minutes 39 seconds East along said last mentioned line a distance of 168.23 feet to a point and said point being the northeast corner of land reputed to be owned by John J. Creedon;

THENCE South 81 degrees 54 minutes 26 seconds West along the northerly line of land of said John J. Creedon a distance of 154.47 feet to said Creedon's northwest corner of land;

THENCE South 08 degrees 58 minutes 57 seconds East along said Creedon's westerly line a distance of 240 feet to said Creedon's southwest corner of land;

THENCE North 81 degrees 53 minutes 57 seconds East along the southerly line of lands of said John J. Creedon a distance of 154.50 feet to a point in the westerly highway boundary line of Craig Road;

THENCE South 05 degrees 01 minutes East along said highway line a distance of
46.83 feet to a point;

THENCE South 02 degrees 17 minutes 57 seconds along said last mentioned highway line a distance of 54.55 feet to a point;

THENCE South 00 degrees 43 minutes 19 seconds West along said last mentioned highway line a distance of 112.15 feet to a point and said point being the northeast corner of land reputed to be owned by H. J. Allen and formerly belonging to Norris C. Rogers;

THENCE North 84 degrees 15 minutes 51 seconds West along the northerly line of said H. J. Allen a distance of 1,095.08 feet to a point;

THENCE South 26 degrees 40 minutes West along the westerly line of said H. J. Allen a distance of 361.26 feet to the common corner to said H. J. Allen and Dominic Calidonna and shown on the above mentioned map;

THENCE North 43 degrees 44 minutes 09 seconds West along the northerly line of land reputed to be owned by said Dominic Calidonna a distance of 770.48 feet to a point;

THENCE North 28 degrees 36 minutes 18 seconds East a distance of 1,006.49 feet to a point;

THENCE South 88 degrees 52 minutes 42 seconds West a distance of 115.50 feet to a point in the easterly line of land reputed to be owned by Bernard F. Welch;

THENCE North 02 degrees 13 minutes 42 seconds East along the last mentioned line a distance of 60 feet to the corner common to Parcel 1 and Parcel 3 (as shown on the Filed Map);

THENCE South 87 degrees 46 minutes 18 seconds East along the line common to said Parcel 1 and Parcel 3 a distance of 330 feet to a point in the westerly line of Parcel 2 and shown on the above mentioned map;

THENCE South 02 degrees 13 minutes 42 seconds West along said last mentioned line a distance of 260 feet to the southwest corner of said Parcel 2;

THENCE South 87 degrees 46 minutes 18 minutes East along the southerly line of said Parcel 2 a distance of 510 feet to a point;

THENCE North 75 degrees 35 minutes 02 seconds East along the southerly line of said Parcel 2 a distance of 228.07 feet to the southwest corner of first parcel of land conveyed to Eugene Lawson by the above mentioned deed;

THENCE North 76 degrees 44 minutes 41 seconds East along the southerly line of lands of said Eugene Lawson a distance of 177.99 feet to the point of BEGINNING.

Parcel B

TOGETHER WITH an easement for access and utilities over the following described parcel as more particularly described in the Declaration of Easements and Rights dated October 24,

1989 recorded October 27, 1989 in the Oneida County Clerk's Office in Book 2494 of Deeds at page 1 ("Declaration"): Easement Parcel 1 described on the survey referenced herein.

Parcel C

TOGETHER WITH an easement for utilities over the following described parcel as more particularly described in the Declaration: (Easement Parcel 3 described on the survey referenced herein).

Parcel D

TOGETHER WITH an easement for storm water drainage as more particularly described in that certain drainage easement dated December 27, 1991 recorded January 23, 1992 in Liber 2621 cp 19.

                                    EXHIBIT B

                     PROVIDER PAYMENT/REIMBURSEMENT PROGRAMS

The following Projects participate in Provider Payment/Reimbursement Programs as of the Closing Date.

1. Sterling House of Sussex, WI: Waukesha County Department of Health and Human Services.

2. Sterling House of Hays, KS: Department of Social and Rehabilitative Services Kansas Medical Assistance Program.

3. Sterling House of Abiline, KS: Department of Social and Rehabilitative Services Kansas Medical Assistance Program.

                                    EXHIBIT C

                             GOVERNMENTAL APPROVALS

Alterra Sterling House of Leesburg - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care Administration, Division of Health Quality Assurance

Alterra Sterling House of Port Orange - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care Administration, Division of Health Quality Assurance

Alterra Sterling House of Stuart - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care Administration, Division of Health Quality Assurance

Alterra Sterling House of Tequesta - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care Administration, Division of Health Quality Assurance

Alterra Sterling House of Tequesta II - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care Administration, Division of Health Quality Assurance

Alterra Sterling House of West Melbourne I - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care
Administration, Division of Health Quality Assurance

Alterra Sterling House of West Melbourne II - License to operate an Assisted Living Facility with Extended Congregate Care, Limited Nursing Services (Standard) issued by the State of Florida, Agency for Health Care
Administration, Division of Health Quality Assurance

Alterra Sterling House of Abilene - Adult Care Home License issued to operate an Assisted Living facility issued by the State of Kansas, Licensure and Certification Division

Alterra Sterling House of Hays - Adult Care Home License issued to operate an Assisted Living facility issued by the State of Kansas, Licensure and Certification Division

Alterra Clare Bridge of Ann Arbor - License for Home for the Aged issued by the State of Michigan, Family Independence Agency

Alterra Sterling House of Ithaca - Application pending with the State of New York, Department of Health for licensure under its Enriched Housing Program

Alterra Clare Bridge Cottage of Ithaca - Operating Certificate to operate a Private Proprietary Adult Home issued by the New York Department of Health

Alterra Clare Bridge Cottage of Niagara - Operating Certificate to operate a Private Proprietary Adult Home issued by the New York Department of Health

Alterra Sterling House of Niagara - Application pending with the State of New York, Department of Health for licensure under its Enriched Housing Program

Alterra Clare Bridge Cottage of Clinton - Operating Certificate to operate a Private Proprietary Adult Home issued by the New York Department of Health

Alterra Sterling House of Bowling Green - Residential Care Facility License issued by the State of Ohio, Department of Health

Alterra Sterling House of Mansfield - Residential Care Facility License issued by the State of Ohio, Department of Health

Alterra Clare Bridge of Montgomery - Certificate of Compliance to provide Personal Care Services issued by the Commonwealth of Pennsylvania, Department of Public Welfare

Alterra Wynwood of Montgomery - Certificate of Compliance to provide Personal Care Services issued by the Commonwealth of Pennsylvania, Department of Public Welfare

Alterra Sterling House of Montgomery - License to operate an Assisted Living Facility Type B Large issued by the Texas Department of Human Services

Alterra Sterling House of Sussex - Community-Based Residential Facility License issued by the State of Wisconsin, Department of Health and Family Services, Division of Supportive Living

                                    EXHIBIT D

                                   LITIGATION

Barclay, Louisa
Residency:  10/1/00-4/11/03
Sterling House of West Melbourne, FL  #0469
DOI: 4/10/03 Received notice of intent (pre-suit) alleging fall with injuries, including fractured hip; no complaint has been filed in this case. Statute of limitations runs in April 2005.

Metague, Martha
Residency:  Respite 8/31/01-9/10/01; Respite 12/2/01-12/6/01
Clare Bridge of Montgomery, PA  #0503
DOI: 12/6/01; claims of negligence, carelessness and recklessness. Suit commenced pre petition; case is progressing through ADR process and close to settlement.

Non-resident; Car accident claim
Driver:  Evone Shipley, LEC at SH of Stuart, FL
Sterling House of Stuart, FL #0461
Auto accident date: 12/11/01; LEC Evone Shipley was driving Alterra vehicle which resulted in 4-vehicle collision; plaintiff has made claim for injuries resulting from accident. Liberty insurance is handling defense of claim.

                                    EXHIBIT E

                         MINIMUM INSURANCE REQUIREMENTS

                              TO COME POST-CLOSING

                                    EXHIBIT F

                             ENVIRONMENTAL DOCUMENTS

ALTERRA HEALTHCARE
ENVIRONMENTAL PHASE 1 REPORTS

             TITLE                                 DATE OF REPORT
---------------------------------------           -----------------
 1 Clare Bridge of Ann Arbor                      November 10, 2004
 2 Sterling House of Leesburg                     November 10, 2004
 3 Sterling House of West Melbourne I             November 10, 2004
 4 Sterling House of West Melbourne II            November 10, 2004
 5 Sterling House of Port Orange                  November 10, 2004
 6 Sterling House of Stuart                       November 10, 2004
 7 Sterling House of Tequesta I                   November 10, 2004
 8 Sterling House of Tequesta II                  November 10, 2004
 9 Clare Bridge of Montgomery                     November 10, 2004
10 Wynwood of Montgomery                          November 10, 2004
11 Sterling House of Ithaca                       November 10, 2004
12 Clare Bridge Cottage of Ithaca                 November 10, 2004
13 Sterling House of Niagara                      November 10, 2004
14 Clare Bridge Cottage of Niagara                November 10, 2004
15 Clare Bridge Cottage of Clinton                November 10, 2004
16 Sterling House of Sussex                       November 10, 2004
17 Sterling House of Abilene II                   November 10, 2004
18 Sterling House of Hays                         November 10, 2004
19 Sterling House of Bowling Green                November 10, 2004
20 Sterling House of Mansfield                    November 10, 2004
21 Sterling House of New Braunfels                November 10, 2004

                                    EXHIBIT G

                                   VIOLATIONS

                          REGULATORY REPORTABLE EVENTS

      At Alterra Healthcare Corporation, the Regulatory Affairs Department tracks regulatory issues or concerns through a Reportable Events procedure. Specifically, the operations' management team is responsible for reporting to the Regulatory Affairs Department any regulatory citations or deficiencies that
(1) could result or have resulted in a monetary fine or forfeiture, (2) could have or has had a material effect on the license such as the issuing of a provisional or probationary license due to a deficiency, or a suspension or revocation of licensure, (3) could result or have resulted in a curtailment on admissions, or (4) could result in termination of participation in a government payment program.

11.24 FLORIDA

Alterra Sterling House of Stuart - Based upon Financial Monitoring Surveys on March 17, 2004, May 27, 2004, and June 29, 2004, AHCA issued notices on 7/2/2004 and 9/9/2004 to impose fines of $500 and $3000, respectively, for an alleged Class III deficiency for failure to ensure that the residence was maintained in accordance with general requirements for physical plant safety. The residence appealed the forfeitures in July and September 2004, respectively, as a finding of a Class III deficiency may result in a loss of the ECC and/or LNS license. The bi-annual survey and survey conducted by the Dept. of Health came back with no citations for cleanliness issues and the financial monitoring surveys should not have been conducted after April 2004. A proposed settlement agreement was reached 11/22/04 where Alterra pays a fine of $2625.00 contingent upon no action regarding Alterra's ECC/LNS license.

Alterra Sterling House of Tequesta I - Based on a July 26, 2004 survey, AHCA imposed a fine of $500.00 for an alleged Class III deficiency for failing to ensure that an up-to-date medication observation record (MOR) was maintained. The residence appealed this fine as it may affect the residence's ECC or LNS license. The appeal is currently pending.

Alterra Sterling House of Tequesta II - Based on an April 12, 2004 survey, AHCA imposed a fine of $500.00 for an alleged Class III violation regarding training. This is a repeat occurrence from an AHCA survey on April 16, 2002. The residence appealed this fine as it may affect the residence's LNS license. On 8/5/04, an agreement was made whereby Alterra will pay a fine of $375 to AHCA and Alterra will not lose its ECC or LNS license. The fine was paid on 12/9/04.

On July 21, 2004, AHCA issued notice based upon an April 12, 2004 survey of Notice of Intent to Deny its renewal application for the assisted living licensed based upon previous citations of Alterra's residency agreement where it states Alterra is not responsible for lost or stolen items. The residence appealed this citation. On August 20, 2004 AHCA issued a notice stating they have rescinded the deficiency and as such (through conversations with counsel), AHCA is no longer pursing the revocation and the license has been issued to the residence.

11.25 KANSAS

Sterling House of Hays - KDHE surveyed the residence on June 16, 2000, and alleged that the residence failed to update the negotiated service agreement based upon a change in condition. On July 13, 2000, KDHE imposed a ban on new admissions which was lifted on July 31, 2000.

NEW YORK

REGULATORY

In June of 2001, the New York Department of Health ("DOH") concluded that Alterra's look-alike" residences (Sterling House of Niagara and Sterling House of Ithaca) needed to obtain enriched housing program licensure. The term "look-alike" refers to the residences in which care is provided by a home care agency and the residence itself is not licensed, but "looks like" a licensed residence. Companies other than Alterra operate assisted living in New York on the "look-alike" model. In October of 2001, the DOH required Alterra to file applications for EHP licenses for these residences, which Alterra submitted under protest. DOH has been processing these applications for the past 3 1/2 years. In the meantime, Alterra continues to operate under the "look-alike" model. Alterra has no reason to believe that DOH will not approve the EHP licenses.

In August of 2004, the New York legislature passed new assisted living legislation that will require Alterra's "look-alikes" to become licensed as Enriched Housing Programs. Fortunately, because of the above circumstances, the EHP licensure process for the Alterra residences is well underway. Alterra supported this legislation because it provides for "enhanced licenses" which will allow the residences to retain the residents who currently exceed EHP retention standards. The legislation, however, does include very broad "good standing" language to obtain the "enhanced" licensure. Depending on how these provisions are interpreted, any provider in New York may face challenges in getting the "enhanced" licenses in their residences.

The law becomes effective on February 23, 2005. It requires that facilities that must become licensed under the law must apply to DOH within 60 days of the law's effective date. However, it is unclear how long it will take the Department of Health to create a licensure application process. The legislation also creates a task force to oversee the adult home and enriched housing program regulations, which are predicted to take over a year. It is still unclear if DOH will approve any "enhanced" licenses prior to promulgation of regulations to implement the new law. It is also unclear as to what requirements or restrictions the DOH may impose with respect to any lease and/or management agreement between the EHP licensee and the fee owner or manager of the applicable residence.

PENNSYLVANIA

Clare Bridge of Montgomery - In October 2002 we received notice from the Pennsylvania Dept. of Public Welfare of its intent to issue a provisional license. Violations cited include but are not limited to, insufficient number of retrained in CPR. On April 29, 2003, the Dept. issued a full license to the residence with an effective date of June 8, 2003.

11.26 WISCONSIN

Sterling House of Sussex - Based on a January 3, 2003 survey, the Dept. alleged violations related to first aid procedures to alleviate choking and supervision of residents. The Dept. issued forfeitures totaling $850. The residence's plan of correction was accepted and the residence is appealing the citations and forfeitures. After further review, the appeal was not pursued and the fine of $850 was paid 10/29/03.

                                    EXHIBIT H

                             INTENTIONALLY OMITTED.

                                    EXHIBIT I

                           DEFERRED MAINTENANCE ITEMS

         Project                            Maintenance Item                         Completion Date
-----------------------------------   -----------------------------------  ---------------------------------
Clare Bridge of Ann Arbor             Repair Front Asphalt damage          1 year following the Closing Date
                                      described in the property
                                      condition report prepared for
                                      Lender prior to Closing.

Sterling House of Leesburg            Repair landscaping damage, cracks    1 year following the Closing Date
                                      in stucco facade described in the
                                      property condition report prepared
                                      for Lender prior to Closing.

Sterling House of West Melbourne I    Repair mold on panels by water       1 year following the Closing Date
                                      heater, asphalt seal coat, fence
                                      repairs, landscaping damage,
                                      cracks in stucco facade described
                                      in the property condition report
                                      prepared for Lender prior to
                                      Closing.

Sterling House of West Melbourne II   Repair asphalt seal coat,            1 year following the Closing Date
                                      landscaping damage, cracks in
                                      stucco facade described in the
                                      property condition report prepared
                                      for Lender prior to Closing.

Sterling House of Port Orange         Repair damage to roof structure,     1 year following the Closing Date
                                      broken window-pane, cracks in
                                      stucco facade described in the
                                      property condition report prepared
                                      for Lender prior to Closing.

Sterling House of Stewart             Repair damage to roof structure,     1 year following the Closing Date
                                      cracks in stucco facade, fence
                                      damage described in the property
                                      condition report prepared for
                                      Lender prior to Closing.

Sterling House of Tequesta I          Repair asphalt seal coat,            1 year following the Closing Date
                                      landscaping damage, cracks in
                                      stucco facade described in the
                                      property condition report prepared
                                      for Lender prior to Closing.

Sterling House of Tequesta II         Repair mold in specified             1 year following the Closing Date
                                      apartment, asphalt seal coat,
                                      landscaping damage, cracks in
                                      stucco facade described in the
                                      property condition report prepared
                                      for Lender prior to Closing.

Sterling House of Niagara             Repair settlement cracks in          1 year following the Closing Date
                                      maintenance room, asphalt sealant
                                      described in the property
                                      condition report prepared for
                                      Lender prior to Closing.

Sterling House of Abilene             Repair significant pothole damage,   1 year following the Closing Date
                                      exterior siding damage described
                                      in the property condition report
                                      prepared for Lender prior to
                                      Closing.

Sterling House of Hays                Repair significant pothole damage    1 year following the Closing Date
                                      described in the property
                                      condition report prepared for
                                      Lender prior to Closing.

                                                                           1 year following the Closing Date
Sterling House of Mansfield           Repair concrete sidewalk damage
                                      described in the property
                                      condition report prepared for
                                      Lender prior to Closing

                                    EXHIBIT J

                                (OWNERSHIP CHART)

                                   SCHEDULE I

                                   DEFINITIONS

DEFINED TERMS.

      The following terms as used herein shall have the following meanings:

      ADDITIONAL INTEREST: As such term is defined in Section 2.6.

      ADDITIONAL GUARANTY: That certain Guaranty, dated the date hereof, made by each of the Master Tenants under Master Leases of a Project located in New York, in favor of Lender.

      ADJUSTED ACTUAL RENT: The sum of (a) the annualization of all amounts collected from Tenants of each Project by (or on behalf of) the Master Tenant under the Master Lease of such Project for the most current three (3) months, excluding rent payable to Borrower by a Master Tenant and under any Master Lease nonrecurring income and non-property related income (as determined by Lender in its sole discretion) and income from Tenants (i) that are sixty (60) or more days delinquent, (ii) that are in bankruptcy (even if current), (iii) whose non-residential Leases terminate within six (6) months (as adjusted for space re-leased upon terms acceptable to Lender in its sole discretion) or (iv) that have been sixty (60) or more days delinquent four (4) or more times during the immediately prior twelve (12) month period, and (b) other revenue not to exceed two percent (2%) of the amounts included in clause (a) for laundry, vending, parking and other occupancy payments (other than late fees and interest income) based upon collections for the immediately prior twelve (12) month period.

      AFFILIATE: With respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

      AGREEMENT: This Loan Agreement.

      ALTERRA: Alterra Healthcare Corporation, a Delaware corporation.

      APPRAISAL: An appraisal of each of the Projects performed in accordance with FIRREA and Lender's appraisal requirements by an independent appraiser licensed in the state in which each Project is located and selected and retained by Lender. Borrower may provide to Lender a copy of any FIRREA appraisal prepared for another lender within the past six (6) months. Lender may, in its sole discretion: (a) accept such appraisal; (b) request an update of such appraisal; and (c) retain a state licensed appraiser to perform a new appraisal.

      AUTHORIZED REPRESENTATIVE: Kristin Ferge as described in Section 4.3.

      BASE RATE: The London Interbank Offered Rate (LIBOR) rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional service Page BBAM 1 (the "PAGE") as the offered rate for loans in U.S. Dollars under the caption British Bankers Association LIBOR Rates at 11:00 A.M. London time. Throughout the term of the Loan, the Base Rate will float daily and be determined two (2) Business Days prior to each day of such calendar month utilizing the one (1) month LIBOR rate set forth on the Page. If Bloomberg Professional service no longer reports the Base Rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a replacement index or replacement page, as the case may be.

      BORROWER: As such term is defined in the opening paragraph of this Agreement, and including any successor obligor on the Loan from time to time.

      BUSINESS DAY: A day of the year on which banks are not required or authorized to close in Chicago, Illinois.

      CASH MANAGEMENT AGREEMENTS: Those certain Cash Management Agreements (or similarly titled document), each of even date herewith, among Borrower, Lender, a Master Tenant and, if applicable, a Manager, governing the flow of all gross revenue and certain other amounts arising from the Projects.

      CLOSING DATE: The date of the disbursement of the proceeds of the Loan.

      COMBINED INTEREST RATE: As calculated by Lender for each calendar month, a percentage equal to the product of (i) the quotient obtained by dividing (A) the sum of the interest accruing with respect to the Loan at the Interest Rate (without regard to any default rate and Additional Interest) plus the interest accruing with respect to the Junior Loan (without regard to any default rate) during such month, by (B) the sum of the daily average of outstanding balances of the Loan plus the Junior Loan for such month, multiplied by (ii) twelve (12).

      CON: As such term is defined in Section 4.4(c).

      CONTROL: As such term is used with respect to any person or entity, including the correlative meanings of the terms "controlled by" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

      DEBT SERVICE COVERAGE RATIO: The ratio of (i) Net Operating Income, to
(ii) Total Debt Service.

      DEFAULT OR DEFAULT: Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default hereunder.

      DEFAULT RATE: As such term is defined in Section 2.9(a).

      DEFERRED MAINTENANCE ITEMS: As such term is defined in Section 4.2(y).

      DETAIL SURVEY REPORT: means that certain State Survey Detail prepared by Alterra on a quarterly basis in the form approved by Lender prior to Closing.

      EFFECTIVE RENTS: The annualized sum of the following quotient for all of the Leases (except the Master Leases): (x) total rent due over the term of a Lease less any payments or concessions which Lender, in its sole discretion, deems to be a rent concession, divided by (y) the total number of months in the term of such Lease.

      ENVIRONMENTAL DOCUMENTS: As such term is defined in Section 6.1.

      ENVIRONMENTAL INDEMNITOR: Individually, Borrower and each Guarantor, collectively referred to as Environmental Indemnitors.

      ENVIRONMENTAL OBLIGATIONS: As such term is defined in Section 6.7.

      ENVIRONMENTAL PROCEEDINGS: Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

      ENVIRONMENTAL REPORTS: As such term is defined in Section 6.3.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

      EVENT OF DEFAULT: As such term is defined in Section 8.1.

      EXCESS CASH FLOW: For any period means the Net Cash Flow for such period less current scheduled principal and interest payments due on the Loan and the Junior Loan for such period.

      EXCESS INTEREST: As such term is defined in Section 11.5.

      EXIT FEE: As such term is defined in Section 2.8.

      EXPENSES: All losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs, the allocated costs for services of in-house counsel, and expenses of investigation).

      EXTENDED MATURITY DATE: As such term is defined in Section 2.4(a).

      EXTENSION OPTION: As such term is defined in Section 2.4(a).

      EXTENSION TERM: As such term is defined in Section 2.4(a).

      FIRREA: The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

      FUNDING AMOUNT: Is the amount set forth in Section 2.3(a) and disbursed on the Closing Date.

      GOVERNMENTAL APPROVALS: Collectively, all consents, licenses, and permits and all other authorizations or approvals required from any Governmental Authority to operate the Project.

      GOVERNMENTAL AUTHORITY: Any federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

      GUARANTORS: AHC Purchaser Holding, Inc., and Alterra Healthcare Corporation individually or collectively, as the context shall imply.

      GUARANTY: As such term is defined in Recital C.

      HAZARDOUS MATERIAL: Means and includes gasoline, petroleum, asbestos containing materials, explosives, radioactive materials, microbial matter, biological toxins, mycotoxins, mold or mold spores or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Law of any Governmental Authority having jurisdiction over any of the Projects or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Section 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof;
(ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33);
(iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority. Any reference above to a Law, includes the same as it may be amended from time to time, including the judicial interpretation thereof.

      HEALTHCARE LAWS: As such term is defined in Section 4.4(a).

      HIPAA: As such term is defined in Section 4.4(a).

      HIPAA COMPLIANCE DATE: As such term is defined in Section 4.4(b).

      HIPAA COMPLIANCE PLAN: As such term is defined in Section 4.4(b).

      HIPAA COMPLIANT: As such term is defined in Section 4.4(b).

      HOLDING: AHC Purchaser Holding, Inc., a Delaware Corporation.

      IMPROVEMENTS: As such term is defined in Recital A.

      INCLUDE OR INCLUDING: Including, but not limited to.

      INDEBTEDNESS: As such term is defined in Section 8.1(a).

      INDEMNIFICATION RIGHTS: As such term is defined in Section 6.10.

      INDEMNIFIED PARTY: As such term is defined in Section 4.2(k).

      INITIAL MATURITY DATE: As such term is defined in Section 2.4(a).

      INSURANCE PROCEEDS: As such term is defined in Section 7.1(a).

      INTEREST RATE: As such term is defined in Section 2.6.

      INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended from time to time.

      JUNIOR BORROWER: AHC Purchaser Holding II, Inc., a Delaware corporation.

      JUNIOR LENDER: Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., or any successor holder of the Junior Loan from time to time.

      JUNIOR LOAN: That certain $10,000,000 mezzanine loan from Junior Lender to Junior Borrower that is secured by a pledge of stock in Junior Borrower granted by Alterra.

      JUNIOR LOAN DOCUMENTS: All documents evidencing or securing the Junior
Loan.

      LAND: As such term is defined in Recital A.

      LATE CHARGE: As such term is defined in Section 2.9(b).

      LAWS: Collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or presidential authority in the applicable jurisdiction.

      LEASES: The collective reference to all leases, subleases and occupancy agreements affecting any of the Projects or any part thereof now existing or hereafter executed (including all patient and resident care agreements and service agreements which include an occupancy agreement) and all amendments, modifications or supplements thereto.

      LENDER: As defined in the opening paragraph of this Agreement, and including any successor holder of the Loan from time to time.

      LICENSES: As such term is defined in Section 4.4(c).

      LOAN: As such term is defined in Recital B.

      LOAN AMOUNT: The maximum amount of the Loan as initially set forth in Recital B.

      LOAN DOCUMENTS: The collective reference to this Agreement, the documents and instruments described in Recital C and Section 2.1, and all the other documents and instruments entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower's or any Guarantor's obligations in connection with the transaction contemplated hereunder, each as amended.

      LOAN YEAR: The period from the Closing Date through the last day of the same month in the following year and thereafter each successive twelve (12) month period.

      LOCKBOX AGREEMENTS: Those certain Lockbox Agreements and Collection Account Agreements (or similarly titled documents), each dated (or if amended, as amended to) the date hereof, among Borrower, Lender, a bank approved by Lender, a Master Tenant and, if applicable, a Manager, governing the control of gross revenues and certain other amounts arising from the Projects.

      LOCKOUT PERIOD: As such term is defined in Section 2.5.

      MAJOR MONETARY CITATION: As such term is defined in Section 4.1(a).

      MANAGER: With respect to the Projects described on Exhibit A-18, A-19, and A-21, Alternative Living Services-New York, Inc. With respect to the Projects described on Exhibit A-17 and A-20, Alterra Healthcare Corporation.

      MANAGEMENT AGREEMENT: Those certain Management Agreements described on Exhibits A-17, A-18, A-19, A-20 and A-21.

      MASTER LEASE AND MASTER LEASES: Those certain Master Leases described on each of Exhibits A-1 through A-21.

      MASTER TENANT: With respect to each Project, the entity identified as "Master Tenant" with respect to such Project on each of Exhibits A-1 through A-21.

      MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE CHANGE: If, in Lender's reasonable discretion, the business prospects, operations or financial condition of a person, entity or property has changed in a manner which could impair the value of Lender's security for the Loan, prevent timely repayment of the Loan or otherwise prevent the applicable person or entity from timely performing any of its material obligations under the Loan Documents.

      MATURITY DATE: The Initial Maturity Date, or, if Borrower satisfies the conditions to extend the term of the Loan pursuant to Section 2.4(a), each Extended Maturity Date.

      MORTGAGE AND MORTGAGES: As such terms are defined in Recital C.

      NET CASH FLOW: For any period means, all gross revenues of the Projects, determined on a cash basis, derived from the ownership, operation, use, leasing and occupancy of the Projects during such period including rents, lease termination fees, expense reimbursements, interest income and forfeited security and other deposits for such period (other than rent payable to Borrower by a Master Tenant under a Master Lease) less the actual, customary and reasonable expenses actually paid in connection with operating the Projects during such period (including a management fee not to exceed five percent (5%) of effective gross income), and deposits made into reserves approved by Lender or required by the Loan Documents (provided, however, that amounts included in such reserves shall not also be included as an expense upon disbursement from such reserves), excluding: (A) any loan proceeds, (B) proceeds or payments under insurance policies (but including proceeds of business interruption insurance); (C) condemnation proceeds; (D) any security deposits received from Tenants in the Projects, unless and until the same are forfeited or applied to rent or other obligations in accordance with the Tenant's Lease; (E) any interest or principal payments on the Loan or the Junior Loan; or (F) any other extraordinary items, in Lender's sole discretion.

      NET OPERATING INCOME: Revenue for the applicable period, annualized, less Operating Expenses for the immediately prior twelve (12) month period.

      NET WORTH: When applied to an individual, an entity or entities, shall mean (x) the assets of such individual, entity or entities minus (y) the liabilities of such individual, entity or entities, all determined in accordance with GAAP, but excluding goodwill, other intangible assets and any Affiliate note receivables.

      NOTE: As such term is defined in Recital B.

      NY PROJECTS: Those Projects described on each of Exhibits A-17 through
A-21.

      OFAC LISTS: As such term is defined in Section 4.2(r).

      OBLIGATIONS: As such term is defined in Section 11.22.

      OPERATING EXPENSES: For any period, the actual and customary expenses incurred by (or on behalf of) Borrower or a Master Tenant in connection with operating the Projects, determined on a stabilized accrual basis for such period (as reasonably adjusted by Lender), including: (i) recurring expenses (e.g., real estate tax and insurance deposits, leasing commissions, carpeting replacement, appliance and drapery replacement and such others as determined by Lender) which are not paid out of the replacement reserve or any other reserve,
(ii) management fees (whether paid or not) in an amount not less than five percent (5%) of effective gross income, and (iii) a replacement reserve (whether reserved or not) of not less than $350 per bed, as adjusted by Lender in its sole discretion for projected capital expenditures excluding payments due on the Loan or the Junior Loan.

      ORGANIZATIONAL DOCUMENTS: As such term is defined in Section 5.1(e).

      PERMITTED EXCEPTIONS: Those matters listed on the Title Policy(ies) which title to the Projects may be subject at the Closing and, thereafter, such other title exceptions as Lender may reasonably approve in writing.

      PERMITTED TRANSFER: The following shall constitute Permitted Transfers, without the need for consent by Lender:

            (A) Any Transfer of direct or indirect ownership interests in Emeritus Corporation, so long as after giving effect to such Transfer either (i) Emeritus (or its successor by merger) continues to be a Public Company or (ii) Emeritus is owned, directly or indirectly, 100% and Controlled by a Public Company.

            (B) Any Transfer of direct or indirect ownership interests in Fortress Investment Trust II LLC ("FORTRESS") or NW Select LLC.

            (C) Any Transfer of the Class B member interests of Emeritus Corporation or NW Select LLC in FEBC-ALT Investors LLC, so long as after giving effect to such Transfer, either Fortress or Fortress together with one or more Public Companies will Control Alterra, Junior Borrower, Holding and Borrower.

            (D) A Transfer constituting an initial public offering of Alterra or any parent or any other direct or indirect owner of 100% of the stock of Alterra or similar equity sale transaction targeted to raise capital for Alterra or such parent or other equity owner provided that such shares of Alterra or such parent or other direct or indirect owner of 100% of the stock of Alterra are listed or approved for listing on the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System or the American Stock Exchange (a "PUBLICLY LISTED COMPANY") at the time of such Transfer.

            (E) A Transfer pursuant to the equity incentive plan for management of Alterra as contemplated on the date of this Agreement, provided that, in the aggregate, (i) such Transfers shall not constitute more than ten percent (10%) of the equity interests in Alterra or of Alterra's parent,
      (ii) such Transfers are of stock of Alterra or its parent and shall be made to individuals who are officers of Alterra and (iii) either Fortress or Fortress together with one or more Public Companies will continue to Control Alterra, Junior Borrower, Holding and Borrower.

      PERSONAL PROPERTY: As such term is defined in Section 4.2(g).

      PLEDGE: As such term is defined in Recital C.

      PROCEEDING: As such term is defined in Section 11.3.

      PROJECT AND PROJECTS: (i) The Land described on each of Exhibit A-1, through A-21, respectively, together with all buildings, structures and improvements located or to be located thereon, including the Improvements located thereon, (ii) all rights, privileges, easements and hereditaments relating or appertaining thereto, and (iii) the Personal Property located on such Land or Improvements or used in connection with the facility thereat or otherwise owned by Borrower, is referred to collectively as a "PROJECT"; and all of Borrower's Projects are referred to collectively as the "PROJECTS".

      PROJECT YIELD: The quotient of (i) Net Operating Income from the Projects as estimated in good faith by Lender or as determined by Lender's audit, at Borrower's expense, at such time, divided by (i) the sum of the then current outstanding principal balance of the Loan plus accrued and unpaid interest thereon plus the then current outstanding principal balance of the Junior Loan plus accrued and unpaid interest thereon.

      PROPERTY TAX AND INSURANCE DEPOSIT: As such term is defined in Section 4.2(f).

      PUBLIC COMPANY: Any corporation or other business entity that is a Publicly Listed Company (as defined in clause (D) of the definition of "Permitted Transfer" above) and is subject to the public reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended (provided, however, Emeritus shall be deemed to be a Public Company so long as it is subject to the pubic reporting obligations of Section 13 of the Securities Exchange Act of 1934, as amended, even if it ceases to be a Publicly Listed Company).

      REMEDIAL WORK: As such term is defined in Section 6.4.

      REPLACEMENT RESERVE: As such term is defined in Section 4.1(i).

      REPORTABLE EVENT: As such term is defined in Section 4.1(a).

      REVENUE: The lesser of Adjusted Actual Rent or Effective Rents, both based on an occupancy factor of the lesser of (i) actual occupancy or (ii) an assumed ninety-three percent (93%) occupancy rate.

      SECURITY AGREEMENT: As such term is defined in Recital C.

      SENIOR LENDER'S PERCENTAGE: An amount equal to seventy-five percent (75%) of the quotient of (i) sixty-two and one-half (62.5) divided by (ii) seventy-two and one-half (72.5).

      SHAREHOLDER: AHC Purchaser Holding, Inc., a Delaware corporation, is the sole shareholder of Borrower.

      SINGLE PURPOSE ENTITY: An entity which (i) exists solely for the purpose of owning and operating the Projects, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership, management and operation of the Projects, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in the Projects, (v) does not have any assets other than those related to its interest in such Projects and does not have any debt other than as permitted by this Agreement and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling by such entity of funds or assets from the Projects with funds or assets from any other property, except as may be permitted under the Cash Management Agreements), (vii) holds itself out as being a company separate and apart from any other entity, (viii) observes limited liability company/partnership/corporate formalities, as the case may be, independent of any other entity.

      TENANT: Any tenant, resident or occupant under any Lease.

      TERM SHEET: As such term is defined in Section 2.1.

      THIRD-PARTY PAYOR PROGRAMS: As such term is defined in Section 4.4(g).

      TITLE INSURER: Chicago Title Insurance Company, or such other title insurance company licensed in the States where the Projects are located as may be approved in writing by Lender in Lender's sole discretion.

      TITLE POLICY(IES): An ALTA Mortgagee's Loan Title Insurance Policy or Policies with extended coverage issued by the Title Insurer insuring the lien of the Mortgages as a valid first, prior and paramount lien upon the Projects and all appurtenant easements, and subject to no other exceptions other than the Permitted Exceptions approved by Lender at Closing and otherwise satisfying the requirements of Lender.

      TOTAL DEBT SERVICE: The annualized debt service payments (including principal amortization, if any, and interest) payable on then outstanding principal balance of the Loan and the Junior Loan during a particular period.

      TRANSFER: Any sale, transfer, lease (other than a Lease approved by Lender), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (a) all or any portion of any of the Projects or any portion of any other security for the Loan, (b) all or any portion of any Borrower's right, title and interest (legal or equitable) in and to any Project or any portion of any other security for the Loan, or (c) any interest in Borrower, Junior Borrower, Holding, Master Tenant or any Guarantor or any interest in any entity which holds a direct or indirect interest in, or directly or indirectly controls, Borrower, Junior Borrower, Holding, Master Tenant or Guarantor.

                                   SCHEDULE II

                         PRINCIPAL AMORTIZATION SCHEDULE

Payment Number          Payment Date        Senior Loan Amortization
--------------          ------------        ------------------------
      1                   2/1/2005                ($ 90,188.38)
      2                   3/1/2005                ($ 90,639.32)
      3                   4/1/2005                ($ 91,092.51)
      4                   5/1/2005                ($ 91,547.98)
      5                   6/1/2005                ($ 92,005.72)
      6                   7/1/2005                ($ 92,465.75)
      7                   8/1/2005                ($ 92,928.07)
      8                   9/1/2005                ($ 93,392.71)
      9                  10/1/2005                ($ 93,859.68)
     10                  11/1/2005                ($ 94,328.98)
     11                  12/1/2005                ($ 94,800.62)
     12                   1/1/2006                ($ 95,274.62)
     13                   2/1/2006                ($ 95,751.00)
     14                   3/1/2006                ($ 96,229.75)
     15                   4/1/2006                ($ 96,710.90)
     16                   5/1/2006                ($ 97,194.46)
     17                   6/1/2006                ($ 97,680.43)
     18                   7/1/2006                ($ 98,168.83)
     19                   8/1/2006                ($ 98,659.67)
     20                   9/1/2006                ($ 99,152.97)
     21                  10/1/2006                ($ 99,648.74)
     22                  11/1/2006                ($100,146.98)
     23                  12/1/2006                ($100,647.72)
     24                   1/1/2007                ($101,150.95)
     25                   2/1/2007                ($101,656.71)
     26                   3/1/2007                ($102,164.99)
     27                   4/1/2007                ($102,675.82)
     28                   5/1/2007                ($103,189.20)
     29                   6/1/2007                ($103,705.14)
     30                   7/1/2007                ($104,223.67)
     31                   8/1/2007                ($104,744.79)
     32                   9/1/2007                ($105,268.51)
     33                  10/1/2007                ($105,794.85)
     34                  11/1/2007                ($106,323.83)
     35                  12/1/2007                ($106,855.45)
     36                   1/1/2008                ($107,389.72)
     37                   2/1/2008                ($107,926.67)
     38                   3/1/2008                ($108,466.31)
     39                   4/1/2008                ($109,008.64)
     40                   5/1/2008                ($109,553.68)

     41                   6/1/2008                ($110,101.45)
     42                   7/1/2008                ($110,651.96)
     43                   8/1/2008                ($111,205.22)
     44                   9/1/2008                ($111,761.24)
     45                  10/1/2008                ($112,320.05)
     46                  11/1/2008                ($112,881.65)
     47                  12/1/2008                ($113,446.06)
     48                   1/1/2009                ($114,013.29)
     49                   2/1/2009                ($114,583.35)
     50                   3/1/2009                ($115,156.27)
     51                   4/1/2009                ($115,732.05)
     52                   5/1/2009                ($116,310.71)
     53                   6/1/2009                ($116,892.27)
     54                   7/1/2009                ($117,476.73)
     55                   8/1/2009                ($118,064.11)
     56                   9/1/2009                ($118,654.43)
     57                  10/1/2009                ($119,247.70)
     58                  11/1/2009                ($119,843.94)
     59                  12/1/2009                ($120,443.16)
     60                   1/1/2010                ($121,045.38)

                                      -2-